                                                                     EXHIBIT 2.1





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                                 ZALE CANADA CO.

                               PURCHASE OF ASSETS

                                       OF

                          PEOPLES JEWELLERS CORPORATION





                                  JUNE 2, 1999









                               MORRIS/ROSE/LEDGETT
                            BARRISTERS AND SOLICITORS
                           161 BAY STREET, SUITE 2600
                          BCE PLACE, CANADA TRUST TOWER
                               TORONTO, ON M5J 2S1





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

                                TABLE OF CONTENTS


ARTICLE 1 INTERPRETATION..........................................................................................1

   1.1      DEFINED TERMS.........................................................................................1
   1.2      CURRENCY..............................................................................................6
   1.3      SECTIONS AND HEADINGS.................................................................................6
   1.4      NUMBER, GENDER AND PERSONS............................................................................6
   1.5      ACCOUNTING PRINCIPLES.................................................................................6
   1.6      ENTIRE AGREEMENT......................................................................................6
   1.7      TIME OF ESSENCE.......................................................................................7
   1.8      APPLICABLE LAW AND AGENT FOR SERVICE..................................................................7
   1.9      SEVERABILITY..........................................................................................7
   1.10     SUCCESSORS AND ASSIGNS................................................................................7
   1.11     AMENDMENTS AND WAIVERS................................................................................7
   1.12     INTERPRETATION........................................................................................7
   1.13     DEFINITION OF KNOWLEDGE...............................................................................7
   1.14     SCHEDULES AND EXHIBITS................................................................................8

ARTICLE 2 PURCHASE AND SALE OF ASSETS.............................................................................9

   2.1      TRANSFER OF ASSETS....................................................................................9
   2.2      EXCLUDED ASSETS......................................................................................11
   2.3      ASSUMED LIABILITIES..................................................................................12
   2.4      EXCLUDED LIABILITIES.................................................................................12
   2.5      PURCHASE PRICE.......................................................................................13
   2.6      PURCHASE PRICE ADJUSTMENT - INVENTORY COUNT..........................................................14
   2.7      ALLOCATION OF PURCHASE PRICE.........................................................................15
   2.8      GST ELECTIONS........................................................................................15
   2.9      TRANSFER TAXES.......................................................................................15
   2.10     INCOME TAX ELECTION..................................................................................15
   2.11     REMITTANCE OF TAXES..................................................................................15

ARTICLE 3 CLOSING................................................................................................16

   3.1      TRANSFER.............................................................................................16
   3.2      CLOSING DATE.........................................................................................16
   3.3      RISK OF LOSS.........................................................................................16
   3.4      DELIVERIES OF SELLER.................................................................................16
   3.5      PROCEDURES FOR CONTRACTS NOT TRANSFERABLE............................................................18
   3.6      DELIVERIES OF PURCHASER..............................................................................18

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLER...............................................................19

   4.1      ORGANIZATION AND GOOD STANDING.......................................................................19
   4.2      POWER AND AUTHORITY..................................................................................19
   4.3      BINDING EFFECT.......................................................................................19
   4.4      NO OTHER AGREEMENTS TO PURCHASE......................................................................20
   4.5      NO VIOLATION; CONSENTS...............................................................................20
   4.6      CONSENTS AND APPROVALS...............................................................................20
   4.7      CANADIAN RESIDENCE...................................................................................20
   4.8      GST REGISTRATION.....................................................................................20
   4.9      FINANCIAL STATEMENTS.................................................................................20
   4.10     LIABILITIES..........................................................................................21
   4.11     TITLE TO ASSETS......................................................................................21
   4.12     REAL PROPERTY........................................................................................21
   4.13     INTELLECTUAL PROPERTY................................................................................22
   4.13A    ENVIRONMENTAL MATTER.................................................................................23

                                      (i)

   4.14     RECEIVABLES..........................................................................................23
   4.15     CONTRACTS............................................................................................23
   4.16     ORDINARY COURSE OF THE BUSINESS......................................................................24
   4.17     LITIGATION...........................................................................................25
   4.18     COMPLIANCE WITH LAWS.................................................................................25
   4.19     PERMITS AND LICENSES.................................................................................25
   4.20     TAXES................................................................................................26
   4.21     INSURANCE............................................................................................26
   4.22     EMPLOYEES............................................................................................26
   4.23     EMPLOYEE BENEFITS....................................................................................27
   4.23A    ACCELERATED PAYMENTS.................................................................................27
   4.24     GOVERNMENT WITHHOLDINGS..............................................................................27
   4.25     EMPLOYMENT PAYMENTS BY SELLER TO DATE OF CLOSING.....................................................28
   4.26     WORKER'S COMPENSATION................................................................................28
   4.27     LABOUR MATTERS.......................................................................................28
   4.28     HEALTH AND SAFETY....................................................................................28
   4.29     BANK ACCOUNTS........................................................................................28
   4.30     SUPPLIERS............................................................................................28
   4.31     INVENTORY............................................................................................28
   4.32     PRODUCT WARRANTIES ETC...............................................................................29
   4.33     INSOLVENCY PROCEEDINGS...............................................................................29
   4.34     BOOKS AND RECORDS....................................................................................29
   4.35     YEAR 2000 COMPLIANCE.................................................................................29
   4.36     SCHEDULES............................................................................................29
   4.37     FULL DISCLOSURE......................................................................................29

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PURCHASER AND ZALE...................................................29

   5.1      ORGANIZATION AND GOOD STANDING.......................................................................29
   5.2      POWER AND AUTHORITY..................................................................................30
   5.3      BINDING EFFECT.......................................................................................30
   5.4      NO VIOLATION; CONSENTS...............................................................................30
   5.5      CONSENTS AND APPROVALS...............................................................................30
   5.6      GST REGISTRATION.....................................................................................30
   5.7      FULL DISCLOSURE......................................................................................30

ARTICLE 6 COVENANTS OF SELLER PENDING CLOSING....................................................................30

   6.1      CONDUCT OF THE BUSINESS PENDING CLOSING..............................................................30
   6.2      INTENTIONALLY DELETED................................................................................31
   6.3      ACCESS TO THE BUSINESS...............................................................................31
   6.4      UPDATES..............................................................................................32
   6.5      DELIVERY OF BOOKS AND RECORDS........................................................................32
   6.6      CHANGE THE USE OF NAME...............................................................................32

ARTICLE 7 CONDITIONS TO OBLIGATIONS OF PURCHASER.................................................................33

   7.1      REPRESENTATIONS AND WARRANTIES.......................................................................33
   7.2      PERFORMANCE OF AGREEMENTS............................................................................33
   7.3      APPROVALS............................................................................................33
   7.4      CONSENTS AND APPROVALS OF THIRD PARTIES..............................................................33
   7.5      NO INJUNCTIONS.......................................................................................33
   7.6      ORDINARY COURSE OF BUSINESS..........................................................................33


                                      (ii)

ARTICLE 8 CONDITIONS TO OBLIGATIONS OF SELLER....................................................................34

   8.1      REPRESENTATIONS AND WARRANTIES.......................................................................34
   8.2      PERFORMANCE OF AGREEMENTS............................................................................34
   8.3      APPROVALS............................................................................................34
   8.4      CONSENTS AND APPROVALS OF THIRD PARTIES..............................................................34
   8.5      NO INJUNCTIONS.......................................................................................34

ARTICLE 9 TERMINATION............................................................................................34

   9.1      TERMINATION..........................................................................................34
   9.2      CUT-OFF DATE.........................................................................................35
   9.3      EFFECT OF TERMINATION................................................................................35

ARTICLE 10 OTHER AGREEMENTS OF THE PARTIES.......................................................................35

   10.1     COMMERCIALLY REASONABLE EFFORTS......................................................................35
   10.2     BROKERS; EXPENSES....................................................................................35
   10.3     PUBLICITY AND CONFIDENTIALITY........................................................................35
   10.4     TRANSFERRED EMPLOYEES................................................................................36
   10.5     EXCLUSIVITY..........................................................................................36
   10.6     BULK SALES ACT.......................................................................................37
   10.7     TAX RETURNS AND AUDITS...............................................................................37
   10.8     LITIGATION:..........................................................................................38
   10.9     REIMBURSEMENT OF EXPENSES FOR SELLER POST-CLOSING....................................................38
   10.10    ACKNOWLEDGEMENT......................................................................................38

ARTICLE 11 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION...........................................39

   11.1     SURVIVAL OF REPRESENTATIONS AND WARRANTIES...........................................................39
   11.2     NON-WAIVER...........................................................................................40
   11.3     INDEMNIFICATION BY SELLER............................................................................40
   11.4     INDEMNIFICATION BY PURCHASER.........................................................................40
   11.5     ADMINISTRATION OF THIRD PARTY CLAIMS.................................................................41
   11.6     MONETARY LIMITATIONS.................................................................................41
   11.7     INSURANCE AND TAX LIMITATION.........................................................................42
   11.8     SET-OFF UNDER ESCROW AGREEMENT.......................................................................42
   11.9     EXCLUSION OF OTHER RIGHTS............................................................................42
   11.10    OBLIGATIONS OF ZALE..................................................................................42

ARTICLE 12 MISCELLANEOUS.........................................................................................42

   12.1     NOTICES..............................................................................................42
   12.2     REASONABLE EFFORTS TO SETTLE DISPUTES................................................................44
   12.3     ARBITRATION..........................................................................................44
   12.4     WAIVER; AMENDMENT....................................................................................45
   12.5     FURTHER ASSURANCES...................................................................................45
   12.6     COUNTERPARTS; FAX SIGNATURES.........................................................................46


                                     (iii)

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into this 2nd day of June, 1999, by and between ZALE CORPORATION, a Delaware corporation ("Zale"), ZALE CANADA CO., a Nova Scotia corporation ("Purchaser"), and PEOPLES JEWELLERS CORPORATION, an Ontario corporation ("Seller").

                                    RECITALS:

A. Seller is engaged in the retail sale of fine jewelry and watches throughout Canada and all business which is incidental or ancillary thereto (collectively, the "Business").

B. Pursuant to the terms and conditions contained herein, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, substantially all of the property and assets owned, leased or licensed by Seller and used by Seller in connection with the operation of the Business.

     NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1 DEFINED TERMS. For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

     (a) "ACT" means the Business Corporations Act (Ontario) as in effect on the date hereof;

     (b)  "AFFILIATE" has the meaning given to that term in the Act;

     (c) "AGREEMENT" means this asset purchase agreement and all Schedules and Exhibits attached hereto and which are incorporated herein by reference;

     (d)  "ASSETS" has the meaning set out in section 2.1;

     (e)  "ASSUMED LIABILITIES" has the meaning set out in section 2.3;

     (f)  "ASSUMPTION AGREEMENT" has the meaning set out in section 3.6(b);

     (g) "AUDITED FINANCIAL STATEMENTS" means the audited financial statements of Seller as of March 28, 1998 and March 27, 1999, including the notes thereto and the report of Seller's auditors thereon, copies of which are annexed hereto as Schedule 4.9;

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     (h)  "BILL OF SALE" has the meaning set out in section 3.4(a);

     (i)  "BNS" has the meaning set out in section 3.4(j);

     (j) "BNS LEASE" means the Scotia Leasing Lease-Fixed Rate between Seller and BNS dated April 5, 1999.

     (k)  "BOOK INVENTORY" has the meaning set out in section 2.6(a);

     (l) "BRACEWELL CONSULTING AGREEMENT" means the consulting agreement between J.A. Bracewell Consulting Inc. and Seller dated December 19, 1997, as amended by agreement dated January 12, 1999;

     (m)  "BULK SALES LEGISLATION" has the meaning set out in section 10.6;

     (n) "BUSINESS" has the meaning set out in paragraph A under the heading "Recitals" on page 1 of this Agreement;

     (o) "BUSINESS DAY" means any day, other than a Saturday or a Sunday, on which the main branch of Bank of Nova Scotia in Toronto is open for business;

     (p) "CLOSING" means the completion of the transaction of purchase and sale contemplated in this Agreement;

     (q) "CLOSING DATE" means June 2, 1999 or such other date as Seller and Purchaser may mutually determine;

     (r) "COMMISSIONER" means the Commissioner of Competition appointed under the Competition Act (Canada), as amended from time to time;

     (s)  "COMPETITION ACT APPROVAL" means either

          (i) the issuance of an Advance Ruling Certificate by the Commissioner under section 102 of the Competition Act (Canada); or

          (ii) receipt by Purchaser of written notification from the Commissioner;

          to the effect that the Commissioner is satisfied that he would not have sufficient grounds upon which to apply to the Competition Tribunal for an order under section 92 of the Competition Act (Canada) with respect to the transaction contemplated by this Agreement;

     (t)  "CONSIGNMENT INVENTORY" has the meaning set out in section 4.11;

     (u)  "CONTRACT" has the meaning set out in section 2.1(e);

     (v)  "CREDIT AGREEMENT" has the meaning set out in section 2.4(d);

     (w)  "CUT-OFF DATE" has the meaning set out in section 9.2;

     (x)  "DISPUTE" has the meaning set out in section 12.2;

     (y)  "EFFECTIVE TIME" means 12:01 a.m. (Toronto time) on May 23, 1999;

     (z)  "EMPLOYEE PLANS" has the meaning set out in section 4.23;

     (aa) "EMPLOYEES" has the meaning set out in section 4.22;

     (bb) "ENVIRONMENTAL LAW" means the common law, any law, bylaw, order, ordinance, ruling, regulation, certificate, approval or consent of any applicable federal, provincial or municipal government, governmental department, agency or regulatory authority or any court of competent jurisdiction, relating to protection of the environment or public health;

     (cc) "ENVIRONMENTAL PERMITS" has the meaning set out in section 4.13A;

     (dd) "ESCROW AGENT" means CIBC Mellon Trust Company;

     (ee) "ESCROW AGREEMENT" means an escrow agreement substantially in the form of Exhibit A dated as of the Closing Date entered into among Seller, Purchaser and Escrow Agent;

     (ff) "ETA" means Part IX of the Excise Tax Act (Canada), as amended from time to time;

     (gg) "EXCLUDED ASSETS" has the meaning set out in section 2.2;

     (hh) "EXCLUDED LIABILITIES" has the meaning set out in section 2.4;

     (ii) "FACILITY LEASES" has the meaning set out in section 4.12;

     (jj) "GST" means all taxes payable under the ETA or under any provincial legislation similar to the ETA, and any reference to a specific provision of the ETA or any such provincial legislation shall refer to any successor provision thereto of like or similar effect;

     (kk) "INDEMNIFIED PARTY" has the meaning set out in section 11.5;

     (ll) "INDEMNIFYING PARTY" has the meaning set out in section 11.5;

     (mm) "INTELLECTUAL PROPERTY" has the meaning set out in section 2.1(c);

     (nn) "INTERIM FINANCIAL STATEMENTS" means the unaudited financial statements of Seller as at and for the two month period ended May 22, 1999;

     (oo) "INVENTORY AGENT" has the meaning set out in section 2.6;

      (pp)  "INVENTORY COST" has the meaning set out in section 2.6(a);

      (qq)  "LAWS" has the meaning set out in section 4.18;

      (rr)  "LEASED ASSETS" has the meaning set out in section 4.11;

      (ss)  "LEASE ASSIGNMENT AGREEMENT" has the meaning set out in section
            3.4(h);

      (tt)  "LICENCES" has the meaning set out in section 4.19;

      (uu) "LIENS" means any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, adverse claim, security interest of any nature, or any other arrangement or condition, in each case which, in substance, secures payment or performance of an obligation;

      (vv) "LOSSES" means all claims, demands, losses, damages, liabilities, costs, penalties, fines, and expenses of any kind or nature (including, without limitation, all legal and other professional fees and disbursements, interest and penalties);

      (ww)  "MATERIAL CONTRACT" means

            (i) any Contract involving payments to or by Seller in excess of $10,000; or

            (ii) any Contract the original term of which extends beyond one year and which cannot be terminated by Seller without penalty on less than 30 days notice;

      (xx) "OPERATING CREDIT" has the meaning given to such term in the Credit Agreement dated as of September 24, 1993 between Seller and BNS, as amended;

      (yy) "PARTIES" means, collectively, Seller, Purchaser and Zale, and "PARTY" means any one of them;

      (zz)  "PERMITTED ENCUMBRANCES" means the Liens set out in Schedule
            1.1(zz);

      (aaa) "PHYSICAL INVENTORY" has the meaning set out in section 2.6

      (bbb) "PREMISES" means the premises leased under the Facility Leases as set out in Schedule 4.12;

      (ccc) "PRINCIPAL RESTRICTIVE COVENANT AGREEMENT" has the meaning set out in section 3.4(f);

      (ddd) "PROCEEDING" has the meaning set out in section 10.8(a);

      (eee) "PROHIBITED TRANSACTION" has the meaning set out in section 10.5;

      (fff) "PURCHASE PRICE" has the meaning set out in section 2.5;

      (ggg) "PURCHASER CLAIM" has the meaning set out in section 11.3;

      (hhh) "PURCHASE PRICE ADJUSTMENT" has the meaning set out in section 2.6;

      (iii) "REAL PROPERTY" has the meaning set out in section 4.12;

      (jjj) "RECEIVABLES" has the meaning set out in section 2.1(f);

      (kkk) "RECONCILIATION" has the meaning set out in section 2.6;

      (lll) "SAMPSON CONSULTING AGREEMENT" means the consulting agreement between Patrick Sampson & Associates and Seller dated February 16, 1998 as extended by the agreement dated February 16, 1999.

      (mmm) "SELLER RESTRICTIVE COVENANT AGREEMENT" has the meaning set out in section 3.4(e);

      (nnn) "SUPPLEMENT" has the meaning set out in section 6.4;

      (ooo) "SYSTEMS AND SOFTWARE" means computer hardware, software and firmware owned, licensed or leased by Seller and used in connection with the Business;

      (ppp) "TAX ACT" means the Income Tax Act (Canada), as amended from time to time;

      (qqq) "THIRD PARTY CLAIM" has the meaning set out in section 11.5;

      (rrr) "TIME OF CLOSING" has the meaning set out in section 3.2;

      (sss) "TRANSFERRED EMPLOYEES" has the meaning set out in section 10.4;

      (ttt) "YEAR 2000 COMPLIANT" means with respect to any of the Systems and Software, that the Systems and Software are able to correctly:

            (i) process date and time related data without causing any processing interruptions, abnormal terminations, or changes in performance characteristics including, without limitation,

                  (A) process date and time related data before, during and after January 1, 2000, accepting date and time input, providing date and time output, and performing ongoing operations on dates and times and portions of dates and times including, but not limited to, calculating, comparing and sequencing of dates and times (in both forward and backward operations spanning century boundaries); and

                  (B) process leap year calculations including, but not limited to, identification of leap years, interval calculations (in both forward and backward operations spanning century boundaries), day-in-year calculation, day-of-the-week calculations, and week-of-the-year calculations; and

                  (ii) process and manipulate all date and time related functions including, without limitation,

                        (A) manipulate all date and time related input in a manner that resolves ambiguity as to century, and

                        (B) store, retrieve and provide output of date and time related data in a manner that is unambiguous as to century.

      (uuu) "YEAR 2000 PLAN" has the meaning set out in section 4.35.

1.2 CURRENCY. Unless otherwise indicated, all dollar amounts in this Agreement are expressed in Canadian funds.

1.3 SECTIONS AND HEADINGS. The titles, captions and headings contained in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect in any way the meaning or interpretation of this Agreement. Numbered or lettered Articles, sections, Schedules and Exhibits herein contained refer to Articles, sections, Schedules and Exhibits of this Agreement unless otherwise expressly stated. The words "herein," "hereof," "hereunder," "hereby," "this Agreement" and other similar references shall be construed to mean and include this Agreement and all amendments to this Agreement unless the context shall clearly indicate or require otherwise.

1.4 NUMBER, GENDER AND PERSONS. In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever.

1.5 ACCOUNTING PRINCIPLES. Any reference in this Agreement to generally accepted accounting principles refers to generally accepted accounting principles that have been established in Canada, including those approved from time to time by the Canadian Institute of Chartered Accountants or any successor body thereto.

1.6 ENTIRE AGREEMENT. This Agreement, any agreement, document or instrument delivered pursuant hereto and the confidentiality agreement referred to in section 10.3 contain the entire agreement and understanding concerning the subject matter hereof among the Parties and specifically supersede any other agreement or understanding among the Parties related to the subject matter hereof including, without limitation, the letter of intent dated March 16, 1999 between Seller and Zale. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject hereof except as herein provided or as provided for in any agreement, document or instrument delivered pursuant hereto, or in such confidentiality agreement. If there is any inconsistency or conflict between the provisions of this Agreement and the provisions of any agreement, document or instrument delivered pursuant hereto, the provisions of this Agreement shall prevail.

1.7 TIME OF ESSENCE. Time shall be of the essence of this Agreement.

1.8 APPLICABLE LAW AND AGENT FOR SERVICE. This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein, and each Party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such province and all courts competent to hear appeals therefrom. Zale hereby appoints Chris Eustace, a partner with the law firm Morris/Rose/Ledgett, as agent for service of process with respect to any matter arising under or related to this Agreement or any agreement, document or instrument delivered pursuant hereto, or the confidentiality agreement referred to in section 10.3.

1.9 SEVERABILITY. If any provision of this Agreement shall be held void, voidable, invalid or inoperative by a court of competent jurisdiction, no other provision of this Agreement shall be affected as a result thereof, and, accordingly, the remaining provisions of this Agreement shall remain in full force and effect as though such void, voidable, invalid or inoperative provision had not been contained herein.

1.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. None of the Parties may assign this Agreement, in whole or in part, without the prior written consent of the other Parties provided, however, that Purchaser may assign this Agreement to a subsidiary of Zale at any time prior to the Time of Closing without the consent of Seller; provided further, that any such assignment shall not relieve Purchaser or Zale of any liability or obligation hereunder. Any attempted assignment not in accordance herewith shall be null and void and of no force or effect.

1.11 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement shall be binding on any Party unless consented to in writing by such Party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver constitute a continuing waiver unless otherwise provided.

1.12 INTERPRETATION. This Agreement shall not be construed more strictly against any Party hereto regardless of which Party is responsible for its preparation, it being agreed that this Agreement was fully negotiated by the Parties.

1.13 DEFINITION OF KNOWLEDGE. Any reference in this Agreement or in any certificate delivered pursuant hereto to Seller's knowledge (whether to "the best of" Seller's knowledge or other similar expressions relating to the knowledge or awareness of Seller) means all matters which any officer of Seller actually knew or should reasonably have known after making diligent inquiry of:

      (a)   Carolyn Leonetti, in respect of financial matters;

      (b)   Pat Sampson, in respect of the Premises and the Facility Leases;

      (c) Judy Bracewell, in respect of Systems and Software forming part of the Intellectual Property; and

      (d) Anna DiRuscio and Susan Stitt, in respect of Employees and Employee Plans.

For purposes hereof, the officers of Seller are E. Duff Scott, Clare R. Copeland, Howard E. Board, Dominic Guglielmi, Mary Kreuk, Tanya Boyd-Saffran and Brian C. Land.

1.14 SCHEDULES AND EXHIBITS. The following Schedules and Exhibits are attached to and form part of this Agreement:

          Schedule 1.1(zz)  -  Permitted Encumbrances
          Schedule 2.1(i)   -  Prepaid Expenses
          Schedule 2.1(j)   -  Telephone Numbers, etc.
          Schedule 2.3      -  Assumed Liabilities
          Schedule 2.7      -  Allocation of Purchase Price
          Schedule 3.4(g)   -  Security Interests to be Released
          Schedule 3.4(n)   -  BNS Lease - Payout Calculation
          Schedule 4.6      -  Seller Consents and Approvals
          Schedule 4.9      -  Financial Statements
          Schedule 4.11     -  Inventory on Consignment
          Schedule 4.12     -  Facility Leases and Lease Summaries
          Schedule 4.13     -  Intellectual Property
          Schedule 4.14     -  Receivables Written Off
          Schedule 4.15     -  Material Contracts
          Schedule 4.16     -  Ordinary Course of Business
          Schedule 4.17     -  Litigation
          Schedule 4.19     -  Permits and Licences
          Schedule 4.21     -  Insurance
          Schedule 4.22     -  Employees
          Schedule 4.22A    -  Employee Loans to be Assigned
          Schedule 4.22B    -  Employee Share Purchase Loans
          Schedule 4.23     -  Employee Benefits
          Schedule 4.23A    -  Accelerated Payments
          Schedule 4.26     -  Workers' Compensation
          Schedule 4.29     -  Bank Accounts
          Schedule 4.32     -  Product Warranties, etc.
          Schedule 4.35     -  Year 2000 Plan
          Exhibit A         -  Form of Escrow Agreement
          Exhibit B         -  Form of Bill of Sale and General Conveyance
          Exhibit C         -  Form of Seller's Counsel's Opinion
          Exhibit C1        -  Forms of Local Counsel Opinions
          Exhibit D         -  Form of Seller Restrictive Covenant Agreement
          Exhibit E         -  Form of Principal Restrictive Covenant Agreement
          Exhibit F         -  Form of Assumption Agreement
          Exhibit G         -  Form of Troutman Sanders LLP Opinion

      Exhibit H  -  Form of Morris/Rose/Ledgett Opinion
      Exhibit I  -  Form of Lease Assignment Agreement
      Exhibit J  -  Form of BNS Certificate
      Exhibit K  -  Form of Employee Release
      Exhibit L  -  Form of Offer of Employment (Share Purchase Loan Employees)
      Exhibit M  -  Form of BNS Release
      Exhibit N  -  Form of Offer of Employment (T. Boyd-Saffran and E. McGrath)

                                   ARTICLE 2
                           PURCHASE AND SALE OF ASSETS

2.1 TRANSFER OF ASSETS. Upon the terms and subject to the conditions contained herein, effective as at the Effective Time, Seller shall sell, assign and convey to Purchaser, and Purchaser shall purchase from Seller, all of its right, title and interest in and to the Assets, free and clear of any and all Liens save and except for the Permitted Encumbrances. For purposes of this Agreement, "Assets" shall mean all of the assets, properties and rights existing on the Closing Date owned, leased or licensed by Seller and used by Seller in connection with the operation of the Business, other than the Excluded Assets, whether real or personal, tangible or intangible, of every kind and description and wheresoever situate including, without limitation, the following:

      (a) all cash on hand (including the cash float at each of the Premises), amounts on deposit in bank accounts, amounts held in trust for or on behalf of Seller, cheques, credit card receipts and other cash equivalents and marketable securities, including cash on hand of Seller, collected as GST, provincial sales taxes and Employee source deductions;

      (b) all machinery, equipment, vehicles, office equipment, computer hardware, furniture, fixtures and other tangible personal property;

      (c) all registered and unregistered trademarks, trademark applications, service marks, logos, trade dress, trade names, business names, patents, patent applications, copyrightable works, copyrights, processes, designs, inventions, customer lists, dealer networks, trade secrets, know-how, computer programs and software (and to the extent assignable, all rights under licences and other agreements and instruments relating thereto), trade secrets, confidential business information, and other intellectual property owned or licensed and used by Seller in connection with the operation of the Business, including, without limitation, the names "Peoples Jewellers" and "Mappins Jewellers," and to the extent assignable all of Seller's rights in and to any intellectual property licensed to Seller by any other person (all of the foregoing referred to collectively as "Intellectual Property") including, without limitation, the Intellectual Property referred to in Schedule 4.13;

      (d)   to the extent assignable, all Licences;

      (e) to the extent assignable, all of Seller's rights under all agreements, covenants, options, chattel leases, guaranties, orders or contracts (other than Facility Leases and any agreement, covenant, option, chattel lease, guarantee or contract relating to the Excluded Assets or the Excluded Liabilities) for the provision of goods or services and other similar instruments and arrangements, whether oral or written, to which Seller is a party or by which Seller or its assets (other than Excluded Assets) are bound (collectively, the "Contracts") including, without limitation, those referred to in Schedule 4.15;

      (f) all accounts receivable, notes receivable, book debts, amounts due from suppliers (including volume discount rebates and the net realizable value of warranty claims) undelivered refunds including any duty drawback and any other tax refunds (except for refunds in respect of Seller's income or capital taxes and those refunds relating to any of the other taxes referred to in section 2.4(b), the processing of which has not been commenced prior to the Closing
            Date) and other receivables and debts due or accruing due to Seller in connection with the Business including the Employee receivables set forth in Schedule 4.22A but excluding the Employee receivables set forth in Schedule 4.22B, and the benefit of all rights under all security documents, instruments and other agreements relating thereto (collectively, "Receivables");

      (g) all inventories, merchandise, stock-in-trade, finished goods, work-in-process, raw materials, supplies, packaging materials and spare and replacement parts;

      (h) to the extent assignable, all of Seller's rights under the Facility Leases set forth in Schedule 4.12, together with all of Seller's rights in the leasehold improvements relating thereto;

      (i) all prepaid expenses and all prepaid security and other deposits which included, as at March 27, 1999, those referred to in Schedule 2.1(i);

      (j) all telephone and facsimile numbers which included, as of April 1, 1999, those referred to in Schedule 2.1(j) and all e-mail addresses and Internet websites, domain names and addresses including, without limitation, those listed in Schedule 2.1(j);

      (k) all books and records (other than the books and records of Peoples Jewellers Limited, the minute books of Seller, the income and capital tax books and records of Seller and books and records of Seller required by law to be retained by the Seller, copies of which books and records will be made available to Purchaser upon request), including, without limitation, customer lists and databases, sales records, price lists and catalogues, sales literature, advertising material, marketing materials, manufacturing data, production records, employee manuals, personnel records, supply records, inventory records and correspondence files related thereto (together with, in the case of any such information that is stored electronically, the media on which the same is stored);

      (l) all claims, refunds, causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment relating to the Business or any of the other Assets (except in respect of Seller's income or capital tax refunds and those refunds relating to any of the other taxes referred to in section 2.4(b), the processing of which has not been commenced prior to the Closing Date) against any other person and the full benefit of all warranties and warranty rights (express, implied or otherwise) against manufacturers, suppliers or sellers which apply to any of the other Assets;

      (m) all goodwill related to the Business, together with the exclusive right for Purchaser to represent itself as carrying on the Business in succession to Seller and the right to use any words indicating that the Business is so carried on, including the exclusive right to use the names "Peoples Jewellers" and "Mappins Jewellers", or any variation thereof, as part of the corporate name, business name or style under which the Business or any part thereof is carried on by Purchaser; and

      (n) all other tangible and intangible assets of any kind or description, wherever located, that are owned and used by Seller in connection with the operation of the Business.

2.2 EXCLUDED ASSETS. Only the following assets (the "Excluded Assets") are being retained by Seller and not sold to Purchaser pursuant to this Agreement:

      (a)   the books and records of Peoples Jewellers Limited;

      (b)   the minute books and corporate records of Seller;

      (c)   the original income and capital tax books and records of Seller;

      (d) books and records of Seller required by law to be retained by Seller;

      (e) any refunds in respect of Seller's income or capital tax and those refunds relating to any of the other taxes referred to in section 2.4(b), the processing of which has not commenced prior to the Closing Date;

      (f) any amounts owing to Seller by Employees or former employees of Seller or Peoples Jewellers Limited in respect of share purchase loans made to such persons by Seller or Peoples Jewellers Limited (predecessor to the Business), including those referred to in
            Schedule 4.22B;

      (g) all insurance policies relating to directors and officers liability including, without limitation, Chubb Insurance Company of Canada Policy Number 8141-57-98C, American Home Insurance Company Policy Number 4492108 and Reliance Insurance Company Policy Number TDO 0002730 and all insurance policies providing life insurance for E. Duff Scott, Clare R. Copeland or Howard E. Board including, without limitation, Canada Life Assurance Company Policy Numbers 3338841, 3338843 and 3338847;

      (h) the 1998 Audi A6, the 1998 Toyota Camry XLE and the 1998 Cadillac Seville STS Sedan leased by Seller pursuant to the Motor Vehicle Lease between Foss National Leasing (a division of Roy Foss Motors Ltd.) and Seller dated November 16, 1993;

      (i)   the shareholders agreement relating to Seller;

      (j) the option agreement pursuant to which BNS holds options to acquire shares in Seller; and

      (k) the direction from KPMG Inc. (formerly Peat Marwick Thorne Inc.) in its capacity as Receiver and Manager of Peoples Jewellers Limited ("KPMG") to, among others, Seller and dated January 23, 1998 and the assignment agreement made as of the 8th day of August, 1998 between KPMG and Seller.

2.3 ASSUMED LIABILITIES. Upon the terms and subject to the conditions contained herein and subject to the Closing, Purchaser shall assume and shall pay, satisfy, perform, discharge and fulfil, as and from the Effective Time, all of the liabilities and obligations of Seller with respect to the Business and the Assets (other than the Excluded Liabilities) (collectively, the "Assumed Liabilities") listed on Schedule 2.3 in accordance with their respective terms.

2.4 EXCLUDED LIABILITIES. Notwithstanding anything else contained herein to the contrary, Purchaser shall not assume and shall have no obligation to pay, satisfy, perform, discharge or fulfil any of the following liabilities or obligations of Seller (whether known or unknown, liquidated or unliquidated, contingent or fixed) other than the Assumed Liabilities (collectively, the "Excluded Liabilities"). The Excluded Liabilities shall remain the liabilities and obligations of Seller and shall not be assumed by Purchaser pursuant hereto (regardless of whether any such liabilities or obligations are disclosed in this Agreement). Seller hereby agrees that it shall fully and timely pay, satisfy, perform and discharge all of the Excluded Liabilities in accordance with their respective terms. Without limiting the generality of the foregoing, Excluded Liabilities include the following:

      (a)   any liability or obligation related to the Excluded Assets;

      (b) any liability or obligation for any of Seller's income or capital taxes owed by Seller and, subject to section 2.9, any liability or obligation for any sales, use, excise, GST or other taxes (including, without limitation, income taxes, withholding taxes and employment and payroll taxes) arising prior to or in connection with the consummation of the transactions contemplated by this Agreement, other than those liabilities and obligations of Seller included in Assumed Liabilities referred to in section 2.3;

      (c) except as otherwise expressly provided for herein, any liability or obligation of Seller for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby;

      (d) any liability or obligation of Seller under the Credit Agreement dated as of September 24, 1993 between Seller and BNS, as amended (the "Credit Agreement") including, without limitation, liabilities and obligations relating to the Term Credit and the Vendor Take-Back Note (as those terms are defined in the Credit Agreement) but excluding liabilities and obligations relating to the Operating Credit;

      (e) any liability or obligation of Seller in respect of the employee share purchase loan arrangements with Seller including, without limitation, those on Schedule 4.22B;

      (f) any liability or obligation of Seller relating to the guaranty by Seller of any third party obligations;

      (g) if Euan McGrath and Tanya Boyd-Saffran accept Purchaser's offers of employment made in accordance with section 10.4, any liability or obligation arising out of the transactions contemplated by this Agreement including, without limitation, in respect of the change of control arrangements between each of Euan McGrath and Tanya Boyd-Saffran and Seller;

      (h) any liability or obligation in respect of Euan McGrath and Tanya Boyd-Saffran if either one does not accept Purchaser's offer of employment made in accordance with section 10.4 and substantially in the form of Exhibit N;

      (i)   any liability or obligation in respect of any Employee listed in
            Schedule 4.22B who rejects the Purchaser's offer of employment made in accordance with section 10.4 and substantially in the form of Exhibit N; and

      (j) any liability or obligation in respect of the sale by Seller of the real property located on Sparks Street, Ottawa, Ontario.

2.5 PURCHASE PRICE. Subject to the terms and conditions contained herein, the aggregate purchase price payable by Purchaser to Seller for the Assets shall be $115,000,000 (the "Purchase Price"), subject to adjustment pursuant to sections
2.6 and 10.2. At Closing, the Purchase Price shall be paid as follows:

      (a) $110,000,000 (less any adjustment pursuant to sections 2.6 and 10.2) by bank draft payable to Seller or by wire transfer of immediately available funds to such bank account as may be designated to Purchaser in writing by Seller at least two (2) Business Days prior to the Closing; and

      (b) $5,000,000 by bank draft payable to Escrow Agent or by wire transfer of immediately available funds to an account designated to Purchaser by the Escrow Agent at least two (2) Business Days prior to the Closing, such $5,000,000 to be held (and released) by Escrow Agent pursuant to the terms of the Escrow Agreement

2.6 PURCHASE PRICE ADJUSTMENT - INVENTORY COUNT.

      (a) For purposes hereof, the following terms shall have the following meanings:

            (i) "BOOK INVENTORY" shall mean the amount of the Seller's inventory as per the Seller's accounting records as at the physical inventory cut-off date, valued at Inventory Cost net of reserves for damages, break-up or gold melt; but before any reserves for "shrink" or obsolescence; such reserves being listed on Seller's books and determined in accordance with past practice applied on a consistent basis; and

            (ii) "INVENTORY COST" shall mean the weighted average specific cost of each individual item or article of merchandise determined by Seller's SAP inventory system and in accordance with generally accepted accounting principles.

      (b) Prior to the Closing, the Parties shall cause Western Inventory Service or such other independent person or entity as the Parties may mutually agree (the "Inventory Agent") to conduct a physical count of Seller's inventory located at the Premises (the "Physical Inventory"). For the purposes hereof, Seller's inventory shall include all inventory on hand including Consignment Inventory. Any damaged inventory or inventory sent out for repair and listed on the store's repair log will be included in the count and identified with a specific location code which will allow for a separate detailed listing of all such inventory. Purchaser shall have the right to monitor any and all portions of the Physical Inventory. The Inventory Agent will use its best efforts to complete the Physical Inventory during the period from May 13 through May 19, 1999. The Seller shall properly identify to the Inventory Agent all merchandise that is not of quality useable and saleable in the ordinary course of the Business (the "Excluded Inventory") and the Inventory Agent shall be instructed not to include such Excluded Inventory in the Physical Inventory.

      (c) Immediately following the Inventory Count, the Parties shall prepare a reconciliation of the Seller's inventory (the "Reconciliation") comparing the amount of the Physical Inventory to the amount of inventory prior to any reserve listed on Seller's books as at the physical inventory cut-off date. In preparing the Reconciliation, the Parties shall initially value the Physical Inventory at the retail price and a comparison shall be made to the retail book inventory for each location. A preliminary overage or shortage will be calculated for each location using cost of sales percentage for the month of April 1999 applied against the above-noted retail overage or shortage.

            A cumulative summary of such overages and shortages will be maintained during the period of the physical counts. The final valuation for each location's Physical

            Inventory will be made using the Inventory Cost for each item. Damaged inventory or inventory sent out for repair and identified during the physical count will be revalued in aggregate at Inventory Cost net of an appropriate provision for damages, break-up or gold melt in accordance with the Seller's historical accounting practice for this type of merchandise and as agreed to by Purchaser. The aggregate Physical Inventory valued at Inventory Cost net of appropriate provisions for damages, break-up or gold melt will be compared to the Seller's Book Inventory. If there is a shortage as determined above, and if the amount of this shortage exceeds the sum of "shrink" reserves listed on Seller's books plus 0.5% of the Book Inventory; then the excess amount will be considered as the final inventory shortfall subject to a purchase price adjustment. The Purchase Price shall accordingly be reduced by the amount of such final inventory shortfall (such amount, the "Purchase Price Adjustment") and the allocation provided for in section 2.7 shall accordingly be adjusted. The Parties agree that the Closing is conditional upon the Physical Inventory and the Reconciliation having been completed and all matters in respect of Physical Inventory having been resolved to the satisfaction of the Parties in accordance herewith.

      (d)   The cost of the Physical Inventory shall be borne by Purchaser.

2.7 ALLOCATION OF PURCHASE PRICE. Seller and Purchaser agree to allocate the Purchase Price among the Assets in accordance with Schedule 2.7 and to report the sale and purchase of the Assets for all federal, provincial and local tax purposes in a manner consistent with such allocation, subject to any adjustment made pursuant to Sections 2.6 and 10.2 hereof.

2.8 GST ELECTIONS. Purchaser and Seller shall elect jointly under subsection 167(1) of the ETA and section 75 of the Quebec Sales Tax ("QST") legislation, in the form prescribed for purposes of each of those sections, in respect of the sale and transfer of the Assets hereunder, and the Purchaser shall file such election in its GST and QST returns, respectively for its reporting period that includes the Closing Date.

2.9 TRANSFER TAXES. Purchaser shall be liable for and shall pay all federal and provincial sales taxes (including any retail sales taxes), GST and all other taxes, duties, fees or other like charges of any jurisdiction properly payable in connection with the transfer of the Assets by Seller to Purchaser, excluding any income taxes for which Seller is liable in connection with such transfer. Where applicable, Purchaser shall have the right to furnish to Seller at the Time of Closing appropriate certificates, exempting such transfer of Assets from any such taxes, duties, fees and other like charges.

2.10 INCOME TAX ELECTION. Purchaser and Seller agree to elect jointly in the prescribed form under section 22 of the Tax Act as to the sale of the accounts receivable and any other debt receivables described in section 22 of the Tax Act and to designate in such election the amount equal to the portion of the Purchase Price allocated to such receivables pursuant to section 2.7 hereof as the consideration paid by the Purchaser therefor.

2.11 REMITTANCE OF TAXES. Purchaser shall prepare and file all applicable returns, filings and reports relating to, and shall remit, all taxes or withholdings collected or deducted by Seller prior to the Closing Date and not required to be filed or remitted prior to the Closing Date including, without limitation, all sales, use or excise taxes, all GST, all employee income taxes, employment insurance contributions, Canada Pension Plan contributions, Quebec Pension Plan contributions, provincial employer and employee health taxes and other taxes and deductions.

                                   ARTICLE 3
                                    CLOSING

3.1 TRANSFER. Subject to the terms and conditions hereof and to the Closing, the transfer of the Assets hereunder shall be deemed to take effect as at the Effective Time.

3.2 CLOSING DATE. Subject to the terms and conditions hereof, the Closing shall be held at the offices of Purchaser's Canadian counsel, Morris/Rose/Ledgett, located at Suite 2600, 161 Bay Street, Toronto, Ontario M5J 2S1 Canada, at 10:30 a.m. local time on the Closing Date, or at such other time (the "Time of Closing") or place as the Parties shall mutually agree.

3.3 RISK OF LOSS. From the date hereof up to the Time of Closing, the Assets shall be and remain at the risk of Seller. If, prior to the Time of Closing, all or any part of the Assets that are necessary to carry on the Business as currently conducted are destroyed or damaged by fire or any other casualty or shall be appropriated, expropriated or seized by governmental or other lawful authority, unless Purchaser terminates its obligations under this Agreement as contemplated by section 9.1, Purchaser shall complete the purchase without reduction of the Purchase Price, in which event all proceeds of insurance or compensation for expropriation or seizure received by Seller prior to the Closing Date shall be transferred to Purchaser at the Closing and all right and claim of Seller to any such amounts not received by Seller by the Closing Date shall be assigned at the Closing to Purchaser.

3.4 DELIVERIES OF SELLER. At the Closing, Seller shall deliver to Purchaser each of the following:

      (a) A bill of sale and general conveyance substantially in the form of Exhibit B (the "Bill of Sale"), and such other assignments, notices, documentation and other instruments of transfer and conveyance, in form and substance reasonably satisfactory to Purchaser, necessary to sell, transfer and assign the Assets to Purchaser; provided that the terms of such other assignments, notices, documents and instruments of transfer and conveyance are consistent with terms of this Agreement.

      (b)   A copy of the Escrow Agreement executed by Seller.

      (c) An opinion of Stikeman, Elliott, counsel to Seller, dated as of the Closing Date, addressed to Purchaser, substantially in the form of Exhibit C, together with opinions of local counsel in support thereof substantially in the forms attached as Exhibit C1.

      (d) A certificate of an officer of Seller (without personal liability), in form and substance reasonably satisfactory to Purchaser, dated as of the Closing Date, certifying to the fulfilment of the conditions set forth in sections 7.1, 7.2 and 7.6.

      (e) A restrictive covenant agreement substantially in the form of Exhibit D (the "Seller Restrictive Covenant Agreement") which has been executed by Seller.

      (f) A restrictive covenant agreement substantially in the form of Exhibit E (the "Principal Restrictive Covenant Agreement") which has been executed by Clare R. Copeland and Howard E. Board.

      (g)   A release and discharge of the security interests set forth in
            Schedule 3.4(g), and, if appropriate, a waiver by such secured parties of compliance with Bulk Sales Legislation, all in form and substance satisfactory to Purchaser, acting reasonably.

      (h) A lease assignment agreement executed by Seller, substantially in the form of Exhibit I (the "Lease Assignment Agreement"), in respect of all Facility Leases containing, or together with, any applicable required consent to the assignment, if obtained prior to the Closing Date.

      (i) An assignment of the employment agreements between Seller and each of Clare R. Copeland, Howard E. Board, E. Duff Scott and Mary Kreuk together with the applicable consent to such assignment required under each such agreement, in form and substance reasonably satisfactory to Purchaser.

      (j) A certificate from Bank of Nova Scotia ("BNS") confirming that as at the Closing Date, it has not exercised its option rights to acquire and hold, directly or indirectly, shares in the capital of Seller and confirmation that as at the Closing Date it is not an "Affiliate" of Seller as defined in the Competition Act (Canada), substantially in the form of Exhibit J.

      (k) Copies of the Interim Financial Statements, together with any other information reasonably requested by Purchaser in respect thereof.

      (l) A Statement of Expenses and corresponding Purchase Price Adjustment in accordance with Section 10.2, together with such supporting documentation as is reasonably requested by Purchaser in respect thereof.

      (m) An Assignment of the BNS Lease together with consent of BNS to such assignment, in form and substance satisfactory to Purchaser, acting reasonably.

      (n) Upon payment to BNS of the amount set forth in Schedule 3.4(n) in respect of the BNS Lease, a release substantially in the form of Exhibit M, from BNS in favour of Seller and Purchaser of any liabilities and obligations pursuant to the BNS Lease and of any right, title or interest of BNS in the Assets leased thereunder.

      (o)   INTENTIONALLY DELETED

      (p) Copies of Articles of Amendment, in registerable form, changing names of Seller and any of its Affiliates that include the words "Peoples Jewellers" or any part thereof, together with any required filing fee, and cancellations of all business name registrations held by Seller (in registerable form) all in form and substance satisfactory to Purchaser, acting reasonably.

      (q) An assignment of the Sampson Consulting Agreement and the Bracewell Consulting Agreement together with consents to such assignments, in form and substance satisfactory to Purchaser, acting reasonably.

      (r) An assignment of the consulting agreements between Seller and each of Dennis Hunkin and Bassani Technical Solutions together with consents to such assignments, in form and substance satisfactory to Purchaser, acting reasonably.

      (s) Certificate(s) issued by the Minister of Revenue of Ontario under subsection 6(1) of the Retail Sales Tax Act (Ontario) and by comparable government agencies in such other applicable jurisdictions where the Business is conducted.

      (t) Evidence satisfactory to Purchaser that Seller has reduced the amount of the Operating Credit payable by Seller on Closing pursuant to section 3.6(g) by an amount equal to the Excess Cash Flow Payment of $3,468,000.00 paid by Seller to BNS on March 11, 1999.

3.5 PROCEDURES FOR CONTRACTS NOT TRANSFERABLE. If any Contract or Facility Lease is not assignable or transferable either by virtue of the provisions thereof or under applicable law without the consent of some other person or entity and such consents are not obtained by Seller at or before the Closing, nothing in this Agreement and the related instruments of transfer shall be construed as an assignment or transfer of such Contract or Facility Lease. Instead, Seller shall
(i) at the request and expense and under direction of Purchaser continue to hold such non-assigned Contracts and Facility Leases in trust for the benefit of Purchaser and promptly pay over to Purchaser all monies collected by or paid to Seller in respect of every such non-assigned Contract and Facility Lease; and
(ii) use all reasonable efforts to obtain any such required consents not previously obtained as soon as reasonably possible after the Closing or otherwise obtain for Purchaser the practical benefit of such property or rights.

3.6 DELIVERIES OF PURCHASER. At the Closing, Purchaser shall pay the Purchase Price (as adjusted pursuant to sections 2.6, and 10.2) in accordance with section 2.5 and shall deliver to Seller each of the following:

      (a)   A copy of the Escrow Agreement executed by Purchaser and Escrow
            Agent.

      (b) An assumption agreement, substantially in the form of Exhibit F (the "Assumption Agreement") executed by Purchaser.

      (c) Each of the Seller Restrictive Covenant Agreement and the Principal Restrictive Covenant Agreement executed by Purchaser.

      (d) An opinion of Troutman Sanders, LLP, United States counsel to Zale, dated as of the Closing Date, substantially in the form of Exhibit G.

      (e) An opinion of Morris/Rose/Ledgett, Canadian counsel to Purchaser and Zale, dated as of the Closing Date, substantially in the form of Exhibit H.

      (f) A certificate of an officer of Purchaser (without personal liability), in form and substance reasonably satisfactory to Seller, dated as of the Closing Date, certifying to the fulfilment of the conditions set forth in sections 8.1 and 8.2;

      (g) A bank draft payable to BNS or wire transfer of immediately available funds to such bank account as may be designated to Purchaser in writing by BNS at least two (2) Business Days prior to the Closing in an amount equal to the amount owing by Seller to BNS pursuant to the Operating Credit as of 11:59 p.m. on the day immediately preceding the Closing Date;

      (h) A bank draft payable to BNS or wire transfer of immediately available funds to such bank account as may be designated to Purchaser in writing by BNS at least two (2) Business Days prior to the Closing in an amount equal to the amount set forth in Schedule 3.4(n); and

      (i)   The Lease Assignment Agreement executed by Purchaser.

                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller hereby represents and warrants to the Purchaser as follows and acknowledges that Purchaser is relying on such representations and warranties in entering into this Agreement and in consummating the transactions contemplated herein:

4.1 ORGANIZATION AND GOOD STANDING. Seller is a corporation organized and existing under the laws of the Province of Ontario and has the corporate power to own or lease its assets and property, to carry on the Business as now being conducted by it and Seller is duly qualified as a corporation to do business in each jurisdiction in which the nature of the Business or the Assets makes such qualification necessary.

4.2 POWER AND AUTHORITY. Seller has the requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller and Seller's shareholders, and no other corporate proceedings on the part of Seller or Seller's shareholders are necessary to authorize the execution, delivery and performance of this Agreement by Seller.

4.3 BINDING EFFECT. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

4.4 NO OTHER AGREEMENTS TO PURCHASE. No person other than Purchaser has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from Seller of any of the Assets, other than inventory sold by Seller in the ordinary course of the Business.

4.5 NO VIOLATION; CONSENTS. Neither the execution and delivery of this Agreement by Seller, nor the performance by Seller of its obligations hereunder, will:

      (a) violate or conflict with any provision of the articles (including any amendments thereto) or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of Seller;

      (b) breach or otherwise constitute or give rise to a default under any Contract;

      (c)   violate any Laws;

      (d)   violate any Licences; or

      (e) create or impose any Lien, encumbrance or adverse claim of any kind on any of the Assets other than any such Lien, encumbrance or adverse claim in favour of Purchaser or Zale arising pursuant to this Agreement.

4.6 CONSENTS AND APPROVALS. There is no requirement to make any filing with, give any notice to or to obtain any licence, permit, certificate, registration, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement, except for the filings, notifications, licences, permits, certificates, registrations, consents and approvals described in Schedule 4.6 or that relate solely to the identity of Purchaser or the nature of any business carried on by Purchaser. There is no requirement under any Material Contract or Facility Lease to give any notice to, or to obtain the consent or approval of, any party to any Material Contract or Facility Lease to the consummation of the transactions contemplated by this Agreement, except for the notifications, consents and approvals described in Schedule 4.6 or Schedule 4.12 or referred to in the insurance policies listed in Schedule 4.21.

4.7 CANADIAN RESIDENCE. Seller is not a non-resident of Canada for purposes of the Tax Act.

4.8 GST REGISTRATION. Seller is a registrant for purposes of the ETA whose registration number is 13632-6246RT0001.

4.9 FINANCIAL STATEMENTS. Attached hereto as Schedule 4.9 are true, correct and complete copies of the Audited Financial Statements. The Audited Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied, and, subject to the

BNS Lease being deemed to be a capital lease subsequent to March 27, 1999, present fairly in all material respects the assets and liabilities and the financial position of Seller as of the dates indicated therein and the results of operations of Seller for the periods covered thereby. The Interim Financial Statements will have been prepared in accordance with generally accepted accounting principles consistently applied, except for the change in accounting methodology for inventory (which change does not affect the accuracy of such Interim Financial Statements), and will present fairly in all material respects the assets and liabilities and the financial position of Seller as of the date indicated therein and the results of operations of Seller for the period covered thereby subject to adjustments to be made at the end of Seller's current fiscal year in the ordinary course of preparing Seller's audited financial statements for such fiscal year consistent with past practice.

4.10 LIABILITIES. Seller does not have any debt, liability, or obligation of any kind related to the Business, that, in accordance with generally accepted accounting principles, are required to be reflected in its financial statements, except (a) those reflected in the most recent Audited Financial Statements, and
(b) liabilities incurred since the date of the most recent Audited Financial Statements in the ordinary course of business consistent with past practices and those relating to the BNS Lease which have been disclosed to Purchaser and any liabilities incurred in connection with items 1, 4, 5 or 6 on Schedule 4.16. Seller does not have any obligations (absolute or contingent) to provide funds on behalf of, or to guarantee or assume any debt, liability or obligation of, any person or entity.

4.11 TITLE TO ASSETS. Except for the Permitted Encumbrances set forth on
Schedule 1.1(zz), Seller owns all of the Assets, other than the Premises, the Consignment Inventory, the Leased Assets and the Intellectual Property that is licensed by Seller, free and clear of all Liens. Schedule 4.11 identifies, as of the date of this Agreement, any inventory held by Seller on consignment, merchandise on approval or other similar arrangement (collectively, the "Consignment Inventory"). Schedule 4.11 also identifies, as of the date of this Agreement, all of the leased tangible personal property used by Seller in the conduct of the Business (collectively, the "Leased Assets"). The Assets constitute all assets (other than the Excluded Assets) needed to conduct the Business substantially in accordance with past practices. As of the date of this Agreement, Seller has the right to use all of the Leased Assets in connection with the operation of the Business pursuant to valid lease arrangements and Seller has provided to Purchaser a true and complete copy of each such written lease arrangement that is a Material Contract and all amendments, variations and extensions thereto. All of the machinery, equipment, vehicles, office equipment, computer hardware, furniture and fixtures included in the Assets are in good repair and operating condition, having a regard to their use and age (normal wear and tear excepted).

4.12     REAL PROPERTY.

      (a) Seller does not own and has not agreed to acquire any fee simple interest in any real property.

      (b) Schedule 4.12 lists all of the leased locations in respect of which Seller has entered into a lease, agreement to lease, or other form of tenancy agreement and, in certain cases, lease amending agreements, extensions, renewals and other related agreements (the "Facility Leases") of real property (the "Real Property") used, or to be used, by Seller in the operation of the Business. Save and except for any encumbrances registered against any owner's title to the Real Property and for Permitted Encumbrance, Seller's interest in the leasehold estate of all the Premises is not subject to any Lien and, subject to any limitations contained in any Facility Lease relating to the Premises, Seller has the exclusive right to possess, use and occupy the Premises free from any easement or other restriction of any kind. Except as set forth on Schedule 4.12, each Facility Lease is in good standing and is valid, in full force and effect and contains the entire agreement between each party and Seller has neither given nor received any notice of default, termination, or partial termination under any Facility Lease, which notice is currently outstanding, and there is no existing or continuing breach or default by Seller or, to the knowledge of Seller, any other party in the performance or payment of any obligation under any Facility Lease and Seller has complied in all material respects with the provisions of each Facility Lease.
            Schedule 4.12 also lists all of the locations in respect of which Seller has made an offer to lease to the owner, which offer to lease if accepted will constitute an agreement to lease on the terms set out therein.

      (c) Seller has not assigned, subleased or granted any right in rem of occupation or otherwise in respect of any portion of the Premises to any person or entity except for Seller's sublease of the Premises at Park Royal Shopping Centre in North Vancouver, British Columbia.

      (d) Subject to the terms of the Facility Leases, none of the Premises are subject to any easement, right of way, license, grant, building or use restriction, exception, reservation, limitation or other impediment which adversely interferes with or impairs the present and continued use thereof in the operation of the Business in a manner consistent with past practices, and Seller enjoys peaceful and undisturbed possession of all the Premises.

      (e) Schedule 4.12 sets out the parties to each of the Facility Leases, their expiry dates, any options to renew, the locations of the leased premises and the rates of Minimum (net) Rent payable thereunder.

      (f) Seller has provided to Purchaser access to its files to review a true and complete copy of each Facility Lease and all amendments, variations and extensions thereto.

      (g) There are no unresolved disputes of a material nature between Seller and any party to a Facility Lease.

4.13 INTELLECTUAL PROPERTY. Schedule 4.13 contains a correct and complete list as at April 27, 1999 of all Intellectual Property owned or licensed and used by Seller in connection with the operation of the Business and indicates whether such Intellectual Property is owned by or licensed to Seller. Except as referred to on Schedule 4.17, Seller owns all rights to use, or holds a valid license to use, all such Intellectual Property. Without limiting the generality of the foregoing, Seller owns all right, title and interest in and to the names "Peoples Jewellers" and

"Mappins Jewellers" except as specifically referred to on Schedule 4.17. To the knowledge of Seller and except as specifically referred to on Schedule 4.17, Seller has not violated or infringed any patent, copyright, trade secret, trademark, service mark or other intellectual property rights of any other person or entity, and there are no claims pending or to the knowledge of Seller, threatened against Seller asserting that the use of any Intellectual Property by Seller infringes the rights of any other person or entity. Seller has not made or asserted any claim of violation or infringement of any Intellectual Property against any other person or entity, and Seller is not aware of any such violation or infringement. Seller has not granted any outstanding licenses or other rights to any Intellectual Property to any person or entity. Seller has provided to Purchaser a true and complete copy of all written agreements, and all amendments or variations thereto pursuant to which Seller has licensed from any person or entity any of the Intellectual Property.

4.13A ENVIRONMENTAL MATTERS. During Seller's occupancy of the Premises pursuant to each Facility Lease, Seller and those for whom in law it is responsible have complied in all material respects with Environmental Laws as they affect the Premises.

Seller has obtained all licences, permits, approvals, consents, certificates, regulations and other authorizations ("Environmental Permits") under Environmental Laws required for the operation of the Business, all of which are described in Schedule 4.19 and all such Environmental Permits are valid, subsisting and in good standing and Seller is not in default or breach of any such Environmental Permits, which default or breach would have a material adverse effect on the Assets or the Business, and no proceeding is pending or, to the best of knowledge of Seller, threatened, to revoke or limit such Environmental Permits. All hazardous substances (as that term is defined under any Environmental Laws) and all other wastes and other materials and substances used in whole or in part by Seller in respect of the Business are used, stored and disposed of in compliance with all Environmental Laws, except to the extent that any such non-compliance would not have a material adverse effect on the Assets or the Business.

4.14 RECEIVABLES. All Receivables owned by or due to Seller are valid and represent bona fide claims against debtors for sales made, services performed or other charges, and, subject to any claims under any warranties or otherwise which may arise in the ordinary course of the Business, all of the goods delivered and services performed that gave rise to such Receivables were delivered or performed in all material respects in accordance with the applicable Contracts. To Seller's knowledge, no Receivables are subject to any defenses, counterclaims or rights of off-set, and Seller expects that all of such Receivables (net of any reserves therefor on Seller's books) will be collected in the ordinary course of the Business. Except as set forth on
Schedule 4.14, Seller has not written off any such Receivables since March 27, 1999, except for non-material write-offs in the ordinary course of the Business consistent with past practices.

4.15 CONTRACTS. Schedule 4.15 contains a list of all Material Contracts to which Seller is a party or by which Seller or any of the Assets is bound. Each Contract to which Seller is a party or by which Seller or any of its Assets is bound, was entered into in the ordinary course of the Business and is in full force and effect. Seller is entitled to all benefits under such Contracts and, except as set forth in Schedule 4.15, has neither given nor received any notice of default, termination or partial termination under any such Contract, which notice is currently outstanding, and there is no existing or continuing breach or default by Seller or, to the knowledge of Seller, any other party in the performance or payment of any obligation under any Contract. Seller has complied in all material respects with the provisions of each Contract. In addition, neither the Business nor Seller is bound by any non-competition agreement or similar restrictive covenant except that, as of Closing, Seller will be bound by Seller Restrictive Covenant Agreement. Seller has provided to Purchaser a true and complete copy of each Material Contract listed in Schedule 4.15 and all amendments, variations and extensions relating thereto (except for any Material Contracts relating to key repair vendors listed in Schedule 4.15 provided; however, the form of such contract has been provided to Purchaser).

4.16 ORDINARY COURSE OF THE BUSINESS. Except as set forth on Schedule 4.16, Seller has operated the Business in the ordinary course of business consistent with past practices since December 31, 1998. Without limiting the generality of the foregoing, and except as set forth on Schedule 4.16, since December 31, 1998:

      (a) there has been no material adverse change in the Business or in the Assets, liabilities, results of operations, cash flow or financial condition of Seller;

      (b) there has been no destruction or loss of or to any of the Assets or properties of Seller, except for any destruction or losses which individually and in the aggregate do not have a material adverse effect on the Business;

      (c) there has been no sale, transfer or other disposition of any material asset of Seller, other than in the ordinary course of business consistent with past practices;

      (d) the books, accounts and records of Seller have been maintained in the usual, regular and ordinary manner on a basis consistent with prior years;

      (e) there has been no labour dispute, organizational effort by any union, unfair labor practice charge or employment discrimination charge, nor institution or, to the knowledge of the Seller, threatened institution of any effort, complaint or other proceeding in connection therewith, involving Seller or otherwise materially adversely affecting the operation of the Business;

      (f) there has been no amendment, termination or waiver of any right of Seller under any Material Contract or Licence, other than in the ordinary course of business consistent with past practices;

      (g) there has been no: (i) increase in the compensation or in the rate of compensation or commissions payable or to become payable by Seller to any director, officer, employee, salesman, independent contractor or agent of Seller, other than in the ordinary course of the Business consistent with past practices; or (ii) increase in any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any officer, director, salesman, agent, independent contractor or employee of Seller, other than in the ordinary course of business consistent with past practices;

      (h) there has been no Lien created on or in any of the Assets or assumed by Seller with respect to any of the Assets or the Business, other than in the ordinary course of business consistent with past practices;

      (i) there has been no creation of, amendment to or contribution, grant, payment or accrual for or to the credit of any employee of Seller with respect to any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other benefit plan, or any union, employment or consulting agreement or arrangement, other than in the ordinary course of business consistent with past practices;

      (j) there has not been any forward purchase commitments in excess of the requirements of the Business for normal operating inventories or at prices higher than the current market prices;

      (k) there has not been any forward sales commitments or any failure to satisfy any accepted order for goods or services other than in the ordinary course of business consistent with past practices;

      (l) there has not been any change in the accounting or tax practices followed by Seller;

      (m) there has not been any change adopted in the depreciation or amortization policies or rates; or any change in the credit terms offered to customers of, or by suppliers to, the Business; and

      (n) Seller has not incurred any indebtedness for any liabilities or paid for or prepaid any liabilities incurred other than in the ordinary course of business consistent with past practices.

4.17 LITIGATION. Except as set forth on Schedule 4.17, there is no litigation, action, suit, proceeding, arbitration, mediation, hearing or governmental investigation pending or, to Seller's knowledge, threatened by or against Seller or the Business. Except as set forth on Schedule 4.17, no judgement, award, order or decree has been rendered against Seller which is still outstanding or, to Seller's knowledge, threatened against or involving Seller or the Business.

4.18 COMPLIANCE WITH LAWS. Seller is currently in compliance with and has in the past complied with all statutes, laws, rules, regulations, orders, decrees and ordinances applicable to it or the operation of the Business (collectively, the "Laws") except to the extent any such non-compliance would not have a material adverse effect on the Assets or the Business and no notice, claim, charge, complaint, action, suit, proceeding, investigation or hearing has been received by Seller which is still outstanding or, to the Seller's knowledge, filed, commenced or threatened against Seller alleging any such violation.

4.19 PERMITS AND LICENSES. Seller holds all required permits, licenses, registrations, approvals and authorizations from all governmental or regulatory authorities which are necessary to conduct the Business in a manner consistent with its past practices (the "Licences") and all of the Licences are listed on Schedule 4.19. Each Licence is valid, subsisting and in good standing and Seller is not in default or breach of any Licence which default or breach would have a material adverse effect on the Assets or the Business, and to the knowledge of Seller, no proceeding is pending or threatened to revoke or limit any Licence.

4.20 TAXES. Seller has paid all applicable Taxes with respect to any period of time prior to the date hereof, except for Taxes accrued but not yet due and payable. Seller has collected or deducted at source all applicable Taxes required to be collected or deducted at source prior to the date hereof. Seller has made adequate provision for Taxes accrued but not yet due and payable. No notice of assessment or reassessment and no notice of any pending action, proceeding or claim, relating to Taxes payable or collectable in respect of the Business has been received by Seller. No extension of a statute of limitations relating to Taxes is in effect with respect to Seller. For purposes of this section 4.20, "Tax and Taxes" shall include any taxes, fees, levies, duties, charges, premiums, contributions or similar assessments (including interest, penalties and additions) imposed by or payable to any governmental or other taxing authority, whether foreign, federal, state, provincial, local or otherwise.

4.21 INSURANCE. Schedule 4.21 contains a complete list and description (including the expiration date, premium amount and coverage thereunder) of all policies of insurance and bonds presently maintained by Seller with respect to the Assets and the Business. All material terms, obligations and provisions of each of such policies and bonds have been complied with, all premiums due thereon have been paid, and no notice of cancellation with respect thereto has been received by Seller. To Seller's knowledge, no state of facts exists with respect to which Seller would file any insurance claim other than any insurance claim which would be made in the ordinary course of the Business consistent with past practices. Seller has provided Purchaser with a complete list of all claims made within the last three (3) years and all pending claims under any policies of property and casualty insurance and bonds maintained by Seller.

4.22 EMPLOYEES. Schedule 4.22 contains a true and complete list of the names, titles, and salaries or hourly rates, date of hire, bonus arrangements and commissions of each full-time and part-time employee of Seller as of April 30, 1999 (collectively, the "Employees"). The list includes all persons who, pursuant to applicable workers' compensation, employment standards or similar legislation or otherwise at law or in equity are employees of Seller and all employees of Seller who have been laid off but retain recall or reinstatement rights pursuant to any statute. Except as indicated on Schedule 4.22, none of the Employees has a written employment agreement with Seller or any oral contract of employment which is not terminable on the giving of reasonable notice and/or severance pay in accordance with applicable law and, to the knowledge of Seller, no inducements to accept employment with the Seller were offered to any of the Employees which have the effect of materially increasing the period of notice of termination to which any such Employee is entitled.
Schedule 4.22A contains a true and correct list of all loans owing by Employees (or former employees) and a summary of the terms of such loan and the security, if any, granted in respect thereof (except share purchase loans initially outstanding to Peoples Jewellers Limited).

Schedule 4.22B contains a true and complete list of all current Employees of Seller who have entered into employee loan arrangements with Seller in respect of share purchase loans which were outstanding to Peoples Jewellers Limited.

Also set forth in Schedule 4.22 is a complete list of all independent consultants who are presently engaged by Seller to provide services at Seller's head office located at 1440 Don Mills Road, Toronto, Ontario pursuant to any written Material Contract.

No notice has been received by Seller of any complaint filed by any of the Employees or any independent consultant against Seller claiming that Seller has violated the Employment Standards Act (Ontario), the Human Rights Code (Ontario) (or any applicable employment standards or human rights or similar legislation in the other jurisdictions in which the Business is conducted) or of any complaints to or proceedings before any court, tribunal or governmental authority of any kind involving any of the Employees and Seller, except as disclosed in Schedule 4.22. There are no outstanding orders or charges against Seller under the Occupational Health and Safety Act (Ontario) (or any applicable occupational health and safety legislation in the other jurisdictions in which the Business is conducted). All levies, assessments and penalties made against Seller pursuant to the Workplace Safety and Insurance Act (Ontario) (and any applicable workers' compensation legislation in the other jurisdictions in which the Business is conducted) which are due and payable have been paid by Seller.

4.23 EMPLOYEE BENEFITS. Schedule 4.23 lists all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, pension, severance or other benefit plans, programs or arrangements to which Seller is a party or which are maintained, contributed to or sponsored by Seller for the benefit of any current or former employee, officer or director of Seller (the "Employee Plans"). Seller is not in default in any material respect of any of its obligations under the Employee Plans. Each Employee Plan has been maintained in compliance in all material respects with its terms and the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plan. Seller has provided to Purchaser a true and complete copy of each Employee Plan.

4.23A ACCELERATED PAYMENTS. Except as set forth in Schedule 4.23A, none of the Material Contracts contain any obligation to make a "change of control" payment to employees or consultants of Seller (including without limitation, severance, so-called "parachute" payments, bonuses or otherwise) or result in the acceleration of time of payment or vesting of any benefits under any Material Contract or give rise to any right of termination, or acceleration of indebtedness, under any Material Contract, or give rise to any restriction or limitation under any Material Contract.

4.24 GOVERNMENT WITHHOLDINGS. Seller has deducted and remitted to the relevant governmental authority all income taxes, employment insurance contributions, Canada Pension Plan contributions, Quebec Pension Plan contributions, provincial employer or employee health tax remittances and any taxes or deductions or other amounts which it is required by statute or Contract to deduct and remit to any governmental authority, prior to the date hereof.

4.25 EMPLOYMENT PAYMENTS BY SELLER TO DATE OF CLOSING. All accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, Canada Pension Plan premiums, accrued wages, salaries and commissions with respect to the Employees and payments by Seller under the Employee Plans have been accurately reflected in all material respects in the books and records of Seller.

4.26 WORKER'S COMPENSATION. There are no Employees in receipt of or who have outstanding claims for benefits under any long term disability or workers' compensation plan or arrangement or any other form of disability benefit program, other than those Employees identified on Schedule 4.26.

4.27 LABOUR MATTERS. Seller has not entered into any collective bargaining with any union or labour organization. There is no certification application outstanding with respect to the Employees. Except as disclosed in Schedule 4.17 or 4.22, there is no grievance proceeding relating to the Employees or arbitration proceeding (in respect of such a grievance) or governmental proceeding relating to the Employees pending, nor, to the knowledge of Seller, is there any such proceeding threatened against Seller which might have a material adverse effect on the conduct of the Business.

4.28 HEALTH AND SAFETY. To the knowledge of Seller, the Premises are in compliance, in all material respects, with applicable occupational health and safety legislation and regulations and are not subject to any orders or directions of an occupational health and safety authority or similar body which might have a material adverse effect on the conduct of the Business.

4.29 BANK ACCOUNTS. Schedule 4.29 lists the names and addresses of every bank and other institution in which Seller maintains an account or safety deposit box, the account numbers of each such account, and the names of all persons who are authorized to draw thereon or have access thereto.

4.30 SUPPLIERS. Seller has provided Purchaser with Seller's accounts payable master file and register as of May 22, 1999. Seller has no reason to believe that the benefits of any relationship with any of the major suppliers of the Business will not continue after the Closing Date in substantially the same manner as before this Agreement.

4.31 INVENTORY. Seller's inventory (including Consignment Inventory), included in the Assets has been acquired in the ordinary course of the Business. Subject to an allowance for obsolete, damaged inventory and shrinkage consistent with the allowances reflected in the most recent Audited Financial Statements and subject to inventory that is being repaired in the ordinary course of the Business, Seller's inventory (including Consignment Inventory) consists of items which are not damaged and are of a quality and quantity usable and saleable in the ordinary course of the Business. To the knowledge of Seller, Seller's inventories (including Consignment Inventory) are labelled, stored and sold in substantial compliance with all applicable manufacturer's warranties, consignment agreements, and all applicable federal, provincial and local laws.

4.32 PRODUCT WARRANTIES ETC. Schedule 4.32 is a complete list of all express warranties and store repair and return policies in respect of products and services sold and provided by Seller in connection with the Business.

4.33 INSOLVENCY PROCEEDINGS. No insolvency proceedings of any kind or nature, including, without limitation, bankruptcy, receivership, reorganization, or other arrangements with creditors, whether voluntary or involuntary, with respect to Seller are pending or, to Seller's knowledge, threatened.

4.34 BOOKS AND RECORDS. Subject to adjustments to be made at the end of Seller's current fiscal year in the ordinary course of preparing Seller's audited financial statements for such year consistent with past practices, the books and records of Seller fairly present, in all material respects, in accordance with generally accepted accounting principles, the financial position of Seller, and all material financial transactions of Seller relating to the Business have been recorded in such books and records.

4.35 YEAR 2000 COMPLIANCE. Seller has adopted and is diligently implementing a Year 2000 compliance plan (the "Year 2000 Plan"), a copy of which is attached hereto as Schedule 4.35. All remediation, testing and certification required by such plan will be completed by no later than December 31, 1999. To the knowledge of Seller, the Year 2000 Plan, including the remediation efforts and contingency plans therein, is reasonable and prudent in light of the Assets and Business. To the knowledge of Seller, if the Year 2000 Plan is completed in accordance with its terms, all material Systems and Software will be Year 2000 Compliant.

4.36 SCHEDULES. The Schedules in this Agreement contain certain information regarding Seller and are attached to and form a part of this Agreement, and all information set forth in the Schedules is true and correct in all material respects as of the date of this Agreement. The Schedules do not omit to state any material fact necessary in order to make the statements therein not misleading, and shall be deemed for all purposes of this Agreement to constitute part of Seller's representations and warranties under this Agreement.

4.37 FULL DISCLOSURE. No representation or warranty made by Seller in this Agreement contains any untrue statement of any material fact and such representations and warranties do not omit to state any material fact necessary in order to make such representations and warranties not misleading.

                                   ARTICLE 5
              REPRESENTATIONS AND WARRANTIES OF PURCHASER AND ZALE

      Each of Purchaser and Zale hereby represents and warrants to Seller as follows and acknowledges that Seller is relying on such representations and warranties in entering into this Agreement and in consummating the transactions contemplated herein:

5.1 ORGANIZATION AND GOOD STANDING. Purchaser is a corporation organized and existing under the laws of the Province of Nova Scotia and Zale is a corporation organized and existing under the laws of the State of Delaware.

5.2 POWER AND AUTHORITY. It has the requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on its part, and no other proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement by it.

5.3 BINDING EFFECT. This Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of it, enforceable in accordance with its terms.

5.4 NO VIOLATION; CONSENTS. Neither the execution and delivery of this Agreement by it nor the performance by it of its obligations hereunder will:

      (a) violate or conflict with any provision of its articles or by-laws or resolutions of its board of directors (or any committee thereof or its shareholders);

      (b) breach or otherwise constitute or give rise to a default under any contract, commitment or other obligation to or by which it is a party or by which it or its assets are bound; or

      (c) violate any statute, ordinance, law, rule, regulation, judgement, order or decree of any court or other governmental or regulatory authority to which it is subject.

5.5 CONSENTS AND APPROVALS. There is no requirement for it to make any filing with, give any notice to or obtain any licence, permit, certificate, registration, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement.

5.6 GST REGISTRATION. Purchaser is a GST registrant for purposes of the ETA whose registration number is 86603 8425RT0001.

5.7 FULL DISCLOSURE. No representation or warranty made by it in this Agreement contains any untrue statement of any material fact and such representations and warranties do not omit to state any material fact necessary in order to make such representations and warranties not misleading.

                                   ARTICLE 6
                       COVENANTS OF SELLER PENDING CLOSING

      Seller agrees that, unless it shall have obtained the prior written approval of Purchaser, from the date hereof until the Closing, it shall comply with the following:

6.1 CONDUCT OF THE BUSINESS PENDING CLOSING.

      (a) Seller shall carry on the Business in the ordinary course of business consistent with past practices, will preserve intact the present organization of the Business, and will use all reasonable efforts to keep available the services of the present officers and employees of the Business and to preserve the Business's goodwill.

      (b) Seller will maintain all of the tangible assets comprising the Assets in good operating condition, having regard to their use and age (ordinary wear and tear excepted).

      (c) Seller will maintain and keep in full force and effect all of the insurance coverage currently maintained by it on the Assets and the Business.

      (d) Seller will not sell, mortgage, pledge, lease, or otherwise transfer or dispose of any of the Assets or enter into any agreement with respect to the foregoing, other than in the ordinary course of business consistent with past practices.

      (e) Seller will not increase the benefits or other compensation payable or to become payable to any of its employees, increase any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any of its employees, make any severance payments or enter into any agreement with respect to the foregoing, in each case other than in the ordinary course of business consistent with past practices; provided, however, that in no event shall Seller enter into any employment agreements nor any amendments to existing employment agreements with any store manager, any employee who works at Seller's head office or any officer of Seller.

      (f) Seller will maintain its books and records in the ordinary course of business consistent with past practices.

      (g) Seller will use reasonable commercial efforts to protect all confidential information and trade secrets of the Business.

      (h) Seller will not incur any indebtedness for any liabilities, or pay for or prepay any liabilities incurred, other than in the ordinary course of business consistent with past practices.

      (i) Seller shall not enter into any lease, offer to lease or commitment in respect of real property or any amendment, modification, renewal or variation of any existing Facility Lease.

6.2 INTENTIONALLY DELETED.

6.3 ACCESS TO THE BUSINESS. Seller shall permit Purchaser and its representatives, agents, counsel and accountants, to have full access at all reasonable times to the Premises, Assets, financial statements, Contracts, books, records and working papers of, and other relevant information pertaining to, Seller and the Business and to cause its officers and employees to furnish to Purchaser and its representatives, agents, counsel and accountants, such financial and operating data and other information with respect to Seller and the Business that is in the possession or under the control of Seller as Purchaser may reasonably request.

At Purchaser's request, Seller shall co-operate with Purchaser in arranging any such meetings as Purchaser should reasonably request with:

      (a)   senior employees employed in the Business;

      (b) customers, suppliers, distributors or others who have or have had a business relationship with Seller in respect of the Business; and

      (c) the auditors, solicitors or any other persons engaged or previously engaged to provide services to Seller who have knowledge of matters relating to the Business or Assets.

6.4 UPDATES. Seller shall promptly notify Purchaser by written updates (each a "Supplement") to each of its representations and warranties contained herein of any matters occurring after the date hereof which, if existing or occurring on the date hereof, would have been required to be set forth on a Schedule to this Agreement or which would render inaccurate any of the representations or warranties made by Seller in this Agreement and shall identify in such notice each such representation and warranty to which such Supplement applies. Upon Purchaser's written acceptance of each such Supplement, which acceptance shall be in the Purchaser's discretion, acting reasonably, the representations and warranties (expressly identified in such Supplement) contained herein and in the Schedules shall be deemed to have been amended as of the date of this Agreement as set forth in such Supplement and for greater certainty each such Supplement (as accepted) shall be deemed to have cured any breaches of any such representation or warranty to the extent of the additional disclosure in such Supplement for all purposes of this Agreement including, without limitation, for purposes of Article 11 hereof.

6.5 DELIVERY OF BOOKS AND RECORDS. At the Time of Closing, there shall be delivered to Purchaser by Seller all the books and records described in subsection 2.1(k) that are included in the Assets. Purchaser agrees that it will preserve the books and records so delivered to it for a period of three (3) years from the Closing Date or, if longer, for the period referred to in any applicable statute of limitations, or for such longer period as is required by any applicable law, and will permit Seller or its authorized representatives reasonable access thereto in connection with the affairs of Seller relating to its matters, but Purchaser shall not be responsible or liable to Seller for or as result of any accidental loss or destruction of or damage to any such books or records unless such loss, destruction or damage resulted from Purchaser's gross negligence or wilful misconduct.

6.6 CHANGE THE USE OF NAME. Seller agrees that contemporaneously with the Closing it shall change its name and the names of any of its Affiliates that include the words "Peoples Jewellers" to a name that does not include the words "Peoples Jewellers" or any part thereof or any similar words. Seller agrees that from and after the Closing Date neither Seller nor any of its Affiliates will use the words "Peoples Jewellers" or any other trade name or trademark set forth in Schedule 4.13 or any part thereof or any similar words.

                                   ARTICLE 7
                     CONDITIONS TO OBLIGATIONS OF PURCHASER

      The purchase and sale of the Assets pursuant to this Agreement is subject to the fulfilment prior to or at the Time of Closing of each of the following terms and conditions which are for the exclusive benefit of Purchaser, any of which may be waived in writing by Purchaser in its sole discretion:

7.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date hereof, and such representations and warranties (as amended pursuant to any Supplement accepted by Purchaser by section 6.4) shall be true and correct in all material respects as of the Time of Closing (as if made at and as of such time).

7.2 PERFORMANCE OF AGREEMENTS. Seller shall have performed and complied with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Time of Closing including, without limitation, the deliveries pursuant to section 3.4.

7.3 APPROVALS. Any and all governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement shall have granted such consents, authorizations and approvals as are necessary for the consummation thereof, and all applicable waiting or similar periods required by law shall have expired including, without limitation, those described in
Schedule 4.6, in each case in form and substance satisfactory to Purchaser, acting reasonably.

7.4 CONSENTS AND APPROVALS OF THIRD PARTIES. All consents, authorizations, notices and approvals to the transactions contemplated by this Agreement that are required from any third party pursuant to the terms of any Contract described in Schedule 4.6 or any Facility Leases shall have been duly obtained and all such consents, authorizations, notices and approvals shall be in form and substance reasonably satisfactory to Purchaser.

7.5 NO INJUNCTIONS. No preliminary or permanent injunction or other order by any federal, provincial or local court which acts to prevent the consummation of the transactions contemplated by this Agreement shall have been issued at the request of any person (other than Purchaser) and remain in effect, and no action to obtain any such injunction or order shall have been filed by any person (other than Purchaser) and remain pending.

7.6 ORDINARY COURSE OF BUSINESS. Except as set forth in Schedule 4.16, Seller shall have operated the Business in the ordinary course consistent with past practices since December 31, 1998, and there shall not have occurred any material adverse change in the Business or the Assets since such date.

                                   ARTICLE 8
                       CONDITIONS TO OBLIGATIONS OF SELLER

      The purchase and sale of the Assets pursuant to this Agreement is subject to the fulfilment prior to or at the Time of Closing of each of the following terms and conditions which are for the exclusive benefit of Seller, any of which may be waived in writing by Seller in its sole discretion:

8.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of Purchaser and Zale contained in this Agreement shall be true and correct in all material respects as of the date hereof, and such representations and warranties shall be true and correct in all material respects as of the Time of Closing (as if made at and as of such time).

8.2 PERFORMANCE OF AGREEMENTS. Purchaser shall have fully performed and complied with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Time of Closing including, without limitation, the deliveries pursuant to section 3.7.

8.3 APPROVALS. Any and all governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement shall have granted such consents, authorizations and approvals as are necessary for the consummation thereof, and all applicable waiting or similar periods required by law shall have expired.

8.4 CONSENTS AND APPROVALS OF THIRD PARTIES. All consents, authorizations and approvals to the transactions contemplated by this Agreement that are required from any third party pursuant to the terms of any Material Contract or any Facility Lease shall have been duly obtained.

8.5 NO INJUNCTIONS. No preliminary or permanent injunction or other order by any federal, provincial or local court which acts to prevent the consummation of the transactions contemplated by this Agreement shall have been issued at the request of any person (other than Seller) and remain in effect, and no action to obtain any such injunction or order shall have been filed by any person (other than Seller) and remain pending.

                                   ARTICLE 9
                                  TERMINATION

9.1 TERMINATION. This Agreement and the transactions contemplated hereby may be terminated as follows:

      (a) At any time prior to the Closing, by the mutual written consent of the Parties.

      (b) By Purchaser at the Time of Closing by notice in writing to the other Parties, if Purchaser is prepared to close and all conditions of Seller's obligations to close pursuant to Article 8 have been satisfied and Seller fails to deliver the documents referred to in section 3.4 or fails to satisfy any of the conditions to Closing set forth in Article 7 hereof.

      (c) By Purchaser on the Cut-Off Date by notice in writing to the other Parties, if Seller fails to cure any material breach of this Agreement by such date, after receiving written notice thereof on or before the Closing Date from Purchaser.

      (d) By Seller at the Time of Closing, by notice in writing to the other Parties, if Seller is prepared to close and all conditions to Purchaser's obligations to close pursuant to Article 7 have been satisfied and Purchaser fails to deliver the documents referred to in section 3.6 or fails to satisfy any of the conditions to Closing set forth in Article 8 hereof.

      (e) By Seller on the Cut-Off Date, by notice in writing to the other Parties, if Purchaser fails to cure any material breach of this Agreement by such date after receiving written notice thereof on or before the Closing Date from Seller.

9.2 CUT-OFF DATE. If the Closing shall not have occurred on or before June 15, 1999 or such other date as the parties may agree (the "Cut-Off Date"), either Party may terminate this Agreement by delivering written notice thereof to the other Party.

9.3 EFFECT OF TERMINATION. Each Party's right of termination under section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination hereunder shall not be an election of remedies.

                                   ARTICLE 10
                         OTHER AGREEMENTS OF THE PARTIES

10.1 COMMERCIALLY REASONABLE EFFORTS. From the date hereof until the Closing Date, upon the terms and subject to the conditions of this Agreement, each Party shall use all commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary to consummate the transactions contemplated by this Agreement.

10.2 BROKERS; EXPENSES. Except for the liability incurred by Seller for compensation owing to ScotiaMcLeod Inc. in connection with the transactions contemplated by this Agreement which compensation is $872,934.58 in the aggregate, the Parties hereby represents and warrants to the others that it has not incurred any liability for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with or in any way related to the transactions contemplated by this Agreement. Each Party hereto shall pay its own fees and expenses (including the fees and expenses of its attorneys, accountants, investment bankers, brokers, financial advisors and other professionals) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that if any fees and expenses of Seller in respect of this Agreement and the transaction contemplated hereby are paid by Seller prior to the Closing, such fees and expenses shall be identified by Seller to Purchaser prior to the Closing and the Purchase Price shall accordingly be reduced by the amount of such fees and expenses before any applicable GST in respect thereof.

10.3 PUBLICITY AND CONFIDENTIALITY. No Party shall issue any press release, written public statement or announcement relating to this Agreement or the transactions contemplated hereby without the written prior approval of the other Parties in each instance, except to the extent such disclosure is required by law (in which case such Party shall use all reasonable efforts to give the other Parties prior notice thereof). The Parties hereby agree to be bound by the terms of the confidentiality agreement entered into between Seller and Zale dated March 2, 1998 as if Purchaser was a party thereto in addition to Zale.

10.4 TRANSFERRED EMPLOYEES.

      (a) Purchaser shall, with effect from and after the Effective Time but conditional upon the Closing, offer employment to all Seller's employees (the "Transferred Employees"), on substantially the same terms and conditions as such Transferred Employees are presently employed by Seller, and Purchaser shall recognize and preserve, for all purposes (including for purposes of section 10.4(b)), the Transferred Employees' years of service with Seller and Peoples Jewellers Limited and any Affiliates thereof as set forth on
            Schedule 4.22. Without limiting the scope of the foregoing, Purchaser shall provide to the Transferred Employees employment conditions, benefits, responsibilities and duties which are substantially the same as those upon which the Transferred Employees are presently employed by Seller including, without limitation, the employment conditions and benefits set out in Schedules 4.22 and
            4.23 and Purchaser shall, with respect to each Transferred Employee, honour his/her outstanding vacation entitlement. Such offers of employment shall be given to all of the Transferred Employees at least two (2) Business Days prior to Closing and shall be in form and substance satisfactory to Seller, acting reasonably.

      (b) Purchaser shall be responsible for all expenses, costs and other liabilities and obligations of any kind whatsoever arising out of or in connection with (i) the termination of employment of those Transferred Employees who do not accept Purchaser's offer of employment referred to in section 10.4(a), except for those Transferred Employees set forth in Schedule 4.22B and Tanya Boyd-Saffran and Euan McGrath and (ii) the employment or the termination of employment, subsequent to the Closing Date of those Transferred Employees who accept Purchaser's offer of employment referred to in section 10.4(a) above.

      (c) Purchaser shall assume the obligations of Seller pursuant to the Contracts set forth in Schedule 4.23A and shall upon termination of employment pursuant to such Contracts pay to such employees the amounts set forth in Schedule 4.23A, provided such employees provide a full and final release of any claims they may have under such agreements, substantially in the form of Exhibit J.

10.5 EXCLUSIVITY. Seller hereby agrees that, from March 16, 1999 until the Cut-Off Date, neither Seller nor any of its officers, directors, employees, representatives, attorneys, investment bankers, advisors or agents will directly or indirectly: (a) discuss, negotiate or enter into any agreements or understandings with, or solicit offers from or enter into negotiations with, any person or entity other than Purchaser (whether solicited or unsolicited) for the purchase and sale, regardless of structure, of any of the stock in the capital of Seller or any of the assets of Seller other than in the ordinary course of business, whether by merger, sale of shares or otherwise

(each a "Prohibited Transaction"); (b) participate in any discussions or negotiations regarding, or furnish to any person or entity (other than Purchaser) any information with respect to, or otherwise assist, participate in, co-operate with, facilitate or encourage, any Prohibited Transaction; or (c) consummate or agree to consummate any Prohibited Transaction. In the event Seller breaches the provisions of this Section 10.5, then Seller shall immediately make a cash payment to Purchaser (as liquidated damages) in the amount of Canadian $5,000,000.

10.6 BULK SALES ACT. Purchaser agrees to waive compliance with the requirements of the Bulk Sales Act (Ontario) (and such other similar provincial legislation) (collectively, the "Bulk Sales Legislation") and Seller hereby indemnifies and agrees to promptly defend and hold harmless Purchaser, its Affiliates, and their respective directors, officers, employees and agents from any and all claims, demands, actions, causes of action, damages, losses, costs or expenses (including reasonable legal fees and disbursements) which any of them may suffer or incur by virtue of non-compliance with provisions of the Bulk Sales Legislation in connection with the transactions contemplated herein.

10.7 TAX RETURNS AND AUDITS. After the Closing, each of the Parties agrees to provide timely notice to all relevant taxing authorities of such Party's current address(es) and any changes thereto and:

      (a) provide the others with such assistance as may be reasonably requested by such others in connection with the preparation of any tax return, election, filing or report relating to liability for taxes, in respect of the Business or the Assets for taxable periods for which the requesting Party may have a liability under this Agreement;

      (b) make available to the requesting Party any records or information which may be relevant to such tax return, election, filing or report or any audit or examination referred to in section 10.7(c);

      (c) provide the others with such assistance as may be reasonably requested by such others in connection with any audit or examination by any taxing authority, or any judicial or administrative proceedings relating to liability for taxes in respect of the Business or the Assets; provided, however, if providing such assistance would otherwise unduly interfere with the Business of the Purchaser, the Purchaser may in its reasonable discretion charge the Seller with a reasonable fee for the provision of such assistance or, with the prior approval of Seller, temporarily hire such additional staff, at the expense of Seller, to provide such assistance;

      (d) use commercially reasonable efforts to provide timely notice in writing of any pending or threatened tax audits or assessments relating to the Business or the Assets for taxable periods for which the other may have a liability under this Agreement; and

      (e) use commercially reasonable efforts to furnish the other with copies of all correspondence received from or information requested by any taxing authority in connection with any tax audit with respect to any taxable period, for which the other may have a liability under this Agreement.

The Parties must keep confidential (unless otherwise required by law or necessary for purposes of operating the Business in the ordinary course) any information obtained pursuant to this section 10.7.

10.8 LITIGATION. After the Closing, each of the Parties agrees to:

      (a) provide the others with such assistance as may be reasonably requested by such others in connection with any litigation, action, suit, proceeding, arbitration, mediation, hearing or governmental investigation (hereinafter called "Proceeding") relating to the Business or the Assets and for which the other Party may have a liability including, without limitation, making available to such other employees whose assistance, testimony or presence may be of assistance to such other in connection with evaluating, defending or preparing for any such Proceeding;

      (b) make available to the requesting Party all documents, records and other materials which may be relevant in connection with such Proceeding;

      (c) use commercially reasonable efforts to provide timely notice in writing of any pending or threatened Proceeding relating to the Business or the Assets for the periods prior to Closing; and

      (d) use commercially reasonable efforts to furnish the others with all copies of correspondence received from any governmental authority in connection with any governmental investigation or proceeding relating to the Business or the Assets for the periods prior to Closing.

For purposes of (a) above, Seller shall make available such directors or officers of Seller that would have knowledge of the facts pertaining to any such Proceeding. The Parties must keep confidential (unless otherwise required by law or necessary for purposes of operating the Business in the ordinary course) any information obtained pursuant to this section 10.8.

10.9 REIMBURSEMENT OF EXPENSES FOR SELLER POST-CLOSING. Purchaser hereby covenants and agrees to reimburse Seller forthwith upon request for all reasonable out-of-pocket fees and expenses incurred in connection with the necessary operations of Seller relating to the period after Closing of Seller (other than any legal fees incurred by Seller in respect of a dispute between Seller and Purchaser regarding a Purchaser Claim) or the wind-up and/or dissolution of Seller (provided Seller is not engaged in any active business after Closing) up to a maximum of $50,000 in each of the two years following Closing, provided Seller provides Purchaser copies of all invoices for such fees and expenses.

10.10 ACKNOWLEDGEMENT. Notwithstanding anything contained herein to the contrary, each of Purchaser and Zale hereby acknowledge and agree that it shall not make any claim for indemnification pursuant to Article 11 of the Agreement in respect of any Losses (other than a

Third Party Claim) suffered or incurred by Purchaser, its Affiliates or their respective directors, officers, employees or agents as a result of or arising directly or indirectly out of, or in connection with, (i) the allocation by Seller of the fixed assets portion of the purchase price paid by Seller for the acquisition of certain property and assets of Peoples Jewellers Limited/Les Bijoutiers Diamantaires Peoples Limitee pursuant to an agreement made as of September 2, 1993 between Seller and Peat Marwick Thorne Inc., Receiver and Manager of the undertaking, property and assets of Peoples Jewellers Limited/Les Bijoutiers Diamantaires Peoples Limitee or (ii) Seller's accounting policies for depreciation or amortization of such fixed assets.

                                   ARTICLE 11
                   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                                INDEMNIFICATION

11.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Parties contained in this Agreement and in all certificates and documents delivered pursuant to or contemplated by this Agreement shall survive the closing of the transactions contemplated hereby and shall continue for a period of eighteen (18) months from the Time of Closing and notwithstanding such Closing nor any investigation made by or on behalf of the Party entitled to the benefit thereof shall continue in full force and effect for the benefit of the Party entitled to the benefit thereof during such period except that:

      (a) the representations and warranties set out in section 4.20 (and the corresponding representations and warranties set out in the officer's certificate to be delivered on Closing) shall survive the closing of the transactions contemplated hereby and continue in full force and effect until 10 days after the expiration of the period, if any, during which an assessment, reassessment or other form of recognized document assessing liability for tax, interest or penalties under applicable tax legislation in respect of any taxation year to which such representations and warranties extend could be issued under such tax legislation to Seller;

      (b) the representations and warranties set out in section 4.13A (and the corresponding representations and warranties set out in the officer's certificate to be delivered on Closing) shall survive the closing of the transactions contemplated hereby and continue in full force and effect until 10 days after the expiration of the period, if any, during which any liability for environmental matters under applicable Environmental Law to which such representations and warranties extend could be issued under such environmental legislation applicable to Seller, provided Seller did not file at any time prior to Closing any waiver or other document extending such period; and

      (c) any claim for any breach of any representation and warranty contained in this Agreement or in any agreement, instrument, certificate or any other document executed or delivered pursuant hereto involving fraud or fraudulent misrepresentation may be made at any time following the Closing Date, subject only to applicable limitation periods imposed by law.

11.2 NON-WAIVER. No investigations made by or on behalf of a Party at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by the other Party herein or pursuant hereto.

11.3 INDEMNIFICATION BY SELLER. Seller hereby indemnifies and agrees to promptly defend and hold harmless Purchaser, its Affiliates and their respective directors, officers, employees and agents from all Losses (hereinafter called a "Purchaser Claim") suffered or incurred by any of them as a result of or arising directly or indirectly out of or in connection with:

      (a) any breach by Seller of or any inaccuracy of any representation or warranty of Seller contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto (provided that Seller shall not be required to indemnify or save harmless Purchaser, its Affiliates and their respective directors, officers, employees or agents in respect of any breach or inaccuracy of any representation or warranty unless Purchaser, its Affiliates or their respective directors, officers, employees or agents shall have provided notice to Seller in accordance with section 12.1 on or prior to the expiration of the applicable time period related to such representation and warranty as set out in section 11.1);

      (b) any breach or non-performance by Seller of any covenant to be performed by it that is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto; and

      (c) any failure by Seller to pay, satisfy, discharge, perform or fulfil any of the Excluded Liabilities.

11.4 INDEMNIFICATION BY PURCHASER. Purchaser hereby indemnifies and agrees to promptly defend and hold harmless Seller and its directors, officers, employees and agents from all Losses suffered or incurred by any of them as a result of or arising directly or indirectly out of or in connection with:

      (a) any breach by Purchaser or Zale of or any inaccuracy of any representation or warranty contained in this Agreement or in any agreement, instrument, certificate or other document delivered pursuant hereto (provided that Purchaser shall not be required to indemnify or save harmless Seller, and its directors, officers, employees or agents in respect of any breach or inaccuracy of any representation or warranty unless Seller, or its directors, officers, employees or agents shall have provided notice to Purchaser in accordance with section 12.1 on or prior to the expiration of the applicable time period related to such representation and warranty as set out in section 11.1);

      (b) any breach or non-performance by Purchaser of any covenant to be performed by it that is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto; and

      (c) any failure by Purchaser to pay, satisfy, discharge, perform or fulfil any of the Assumed Liabilities.

11.5 ADMINISTRATION OF THIRD PARTY CLAIMS.

      (a)   Whenever any claim shall arise for indemnification under this
            Article 11, the Party entitled to indemnification (the "Indemnified Party") shall promptly notify the other Party (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim.

      (b) In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceeding by a person who is not a party to this Agreement (a "Third Party Claim"), such notice shall also specify, if known, the amount or a good faith estimate of the amount of the Losses arising therefrom.

      (c) The Indemnified Party shall not settle or compromise or enter into any agreement to settle or compromise, or consent to entry of any judgement arising from, any Third Party Claim except in accordance with this section. With respect to any Third Party Claim, the Indemnifying Party shall undertake the defense thereof by representatives of its own choosing. The Indemnified Party shall have the right to participate (in a manner acceptable to the Indemnifying Party, acting reasonably) in any such defense of a Third Party Claim with advisory counsel of its own choosing at its own expense. Assuming it has received reasonably adequate advance notice of a Third Party Claim, in the event the Indemnifying Party, after two-thirds of the period for the presentation of a defense against any such Third Party Claim (taking into account any extensions to such period received by the Indemnifying Party pursuant to any order of a court of competent jurisdiction or otherwise), fails to begin to diligently defend it (or at any time thereafter ceases to diligently defend it), the Indemnified Party will have the right to undertake the defense, compromise or settlement of such Third Party Claim on behalf of, and for the account of, the Indemnifying Party, at the expense and risk of the Indemnifying Party.

11.6 MONETARY LIMITATIONS.

      (a) Seller shall not be liable to Purchaser in respect of a Purchaser Claim under section 11.3 unless the aggregate amount finally adjudicated or agreed as being payable under section 11.3 in respect of any one or more Purchaser Claims exceeds $100,000 in the aggregate, in which case Seller will be liable for the full amount with first dollar coverage.

      (b) The maximum aggregate amount which Purchaser may recover under this Agreement is an amount equal to $25,000,000.

      (c) Notwithstanding anything contained herein to the contrary, the monetary limitation contained in this section 11.6 does not apply to any Purchaser Claim for indemnification for Losses arising out of or relating to section 11.3(c).

11.7 INSURANCE AND TAX LIMITATION.

      (a) Seller shall not be liable to Purchaser for any Losses arising in respect of a Purchaser Claim to the extent recovered by Purchaser or any Affiliate under a policy of insurance; provided, however, Purchaser shall not be obliged to commence an action, claim, suit or proceeding against any person issuing such a policy of insurance in order to recover any such Losses.

      (b) If Purchaser suffers Losses and actually receives a monetary tax benefit or tax credit, solely arising out of or by virtue of the matters to which the Losses relate, any liability of Seller under section 11.6 will be reduced by the net amount of such tax benefit or credit actually received.

11.8 SET-OFF UNDER ESCROW AGREEMENT. The Parties hereby acknowledge and agree that the Purchaser may from time to time set-off amounts owing in respect of Purchaser Claim(s) against the amount held by the Escrow Agent from time to time, all in accordance with the terms and conditions set forth in the Escrow Agreement, provided however, the Seller shall be responsible for any shortfall or deficiency in respect of any Purchaser Claim(s).

11.9 EXCLUSION OF OTHER RIGHTS. No Party has the right to bring any proceeding (except for any claim for fraud, specific performance or injunctive relief) against any other party for a breach of any representation, warranty, covenant or agreement contained in this Agreement whether in contract, tort or otherwise, except pursuant to Article 11.

11.10 OBLIGATIONS OF ZALE. In consideration of Seller entering into this Agreement with Purchaser rather than with Zale as contemplated in the letter of intent referred to in section 1.6, Zale agrees to duly and punctually pay, satisfy, perform, discharge and fulfil all of the liabilities and obligations of Purchaser arising pursuant to this Agreement, the Escrow Agreement, the Assumption Agreement or any other agreement, document, or instrument delivered pursuant to this Agreement, as if Zale was a party to any such agreement, document, or instrument in the place of Purchaser.

                                   ARTICLE 12
                                  MISCELLANEOUS

12.1 NOTICES.

      (a) All notices, consents, requests and other communications hereunder shall be in writing and shall be sent by hand delivery, by certified or registered mail (return-receipt requested), by a recognized national overnight courier service or by telecopy addressed as set forth below:

            (i)   If to Purchaser or Zale:

                  Zale Corporation
                  901 Walnut Hill Lane
                  Irving, Texas  75038-1003
                  U.S.A.

                  Attention:  Alan P. Shor, Esq.
                  Facsimile:  (972) 580-5238

                  and a copy to:

                  Morris/Rose/Ledgett
                  161 Bay Street, Suite 2600
                  Toronto, Ontario  M5J 2S1
                  Canada

                  Attention: Chris J. Eustace, Esq.
                  Facsimile: (416) 863-9500

            (ii)  If to Seller:

                  Peoples Jewellers Corporation
                  1440 Don Mill Road
                  Don Mills, Ontario  M3B 3M1
                  Canada

                  Attention: E. Duff Scott, Esq.
                  Facsimile: (416) 391-7871

                  and after Closing:
                  with a copy to:

                  Stikeman, Elliott
                  Commerce Court West
                  53rd Floor
                  Toronto, Ontario  M5L 1B9
                  Canada

                  Attention: Mihkel E. Voore, Esq.
                  Facsimile: (416) 947-0866

            (b) Notices delivered pursuant to section 12.1(a) shall be deemed given: (i) at the time delivered, if personally delivered or if delivered by overnight courier; (ii) at the time received, if mailed; and (iii) one (1) Business Day after transmission by telecopy.

            (c) Either Party hereto may change the address to which notice is to be sent by written notice to the other Party in accordance with this section 12.1.

12.2 REASONABLE EFFORTS TO SETTLE DISPUTES. In the event that a dispute, claim (save for a claim for fraud, specific performance or injunctive relief), question or difference (a "Dispute") arises out of or relating to this Agreement or the breach thereof, or relating to the interpretation or implementation of any of the provisions hereof or any document, agreement or instrument delivered hereunder (other than a Third Party Claim which shall be resolved in the manner set forth in section 11.5), the Parties shall use their reasonable endeavours to settle the Dispute. To this effect, they shall consult and negotiate with each other, in good faith and understanding of their mutual interest, to reach a just and equitable solution satisfactory to all Parties.

12.3 ARBITRATION. If the Parties do not reach a solution pursuant to section
12.2 within a period of 60 days following the first notice of Dispute by any Party to the others, then upon written notice by any Party to the other Parties, the Dispute shall be finally settled by arbitration in accordance with the provisions of the Arbitrations Act (Ontario) based upon the following:

      (a) the arbitration tribunal shall consist of one arbitrator appointed by mutual agreement of the Parties, or in the event of failure to agree within 10 Business Days following delivery of the written notice to arbitrate, any Party may apply to a judge of the Ontario Court (General Division) to appoint an arbitrator. The arbitrator shall be qualified by education and training to pass upon the particular matter to be decided;

      (b) the arbitrator shall be instructed that time is of the essence in the arbitration proceeding and, in any event, the arbitration award must be made within 30 days of the submission of the Dispute to arbitration;

      (c) after written notice is given to refer any Dispute to arbitration, the Parties will meet within 15 Business Days of delivery of the notice and will negotiate in good faith any changes in these arbitration provisions or the rules of arbitration which are herein adopted, in an effort to expedite the process and otherwise ensure that the process is appropriate given the nature of the Dispute and the values at risk;

      (d) the arbitration shall be conducted in English and shall take place in Toronto, Ontario;

      (e) the arbitration award shall be given in writing and shall be final and binding on the Parties, not subject to any appeal and the costs of any such arbitration shall be borne equally between Seller and Purchaser;

      (f) judgement upon any award may be entered in any court having jurisdiction or application may be made to the court for a judicial recognition of the award or an order of enforcement, as the case may be;

      (g) all Disputes referred to arbitration (including the scope of the agreement to arbitrate, any statute of limitations, set-off claims, conflict of laws rules, tort claims and interest claims) shall be governed by the substantive law of Ontario; and

      (h) the Parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions and any awards) shall not be disclosed beyond the arbitrator, the Parties, their counsel and any person necessary to the conduct of the proceeding, except as may lawfully be required in judicial proceedings relating to the arbitration or otherwise.

12.4 WAIVER; AMENDMENT. No waiver, termination or discharge of this Agreement, or any of the terms or provisions hereof, shall be binding upon any Party unless confirmed in writing. No waiver by any Party of any term or provision of this Agreement or of any default hereunder shall affect such Party's rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar. This Agreement may not be modified or amended except by a writing executed by each Party.

12.5 FURTHER ASSURANCES. Each Party covenants and agrees that it will at all times after the Closing, at the expense and upon the request of the other Party, promptly execute and deliver all such documents, including, without limitation, all such additional conveyances, transfers, consents and other assurances and do all such other acts and things as the other Party, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement.

12.6 COUNTERPARTS; FAX SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute the same Agreement. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind each Party.

      IN WITNESS WHEREOF, the undersigned have caused their respective duly authorized representatives to execute this Agreement as of the day and year first above written.

                                      ZALE CANADA CO.

                                      Per: /s/ ROBERT J. DINICOLA
                                          --------------------------------------
                                          Name:  Robert J. DiNicola
                                          Title: Chairman and
                                                 Chief Executive Officer


                                      ZALE CORPORATION

                                      Per: /s/ ALAN P. SHOR
                                          --------------------------------------
                                          Name:  Alan P. Shor
                                          Title: Executive Vice-President,
                                                 Chief Logistics Officer
                                                 and Secretary


                                      PEOPLES JEWELLERS CORPORATION

                                      Per: /s/ CLARE R. COPELAND
                                          --------------------------------------
                                          Name:  Clare R. Copeland
                                          Title: Chief Executive Officer